                                                                   EXHIBIT 10.19

                                   $75,000,000

                                CREDIT AGREEMENT

                                      among

                     AMERICAN PHARMACEUTICAL PARTNERS, INC.,
                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent,

                              BANK OF AMERICA, N.A.
                                       and
                                UBS WARBURG LLC,
                            as Co-Syndication Agents

                          Dated as of December 14, 2001

                            CIBC WORLD MARKETS CORP.,
               as Sole Lead Arranger and Sole Bookrunning Manager

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.       DEFINITIONS...................................................1

          1.1     Defined Terms................................................1
          1.2     Other Definitional Provisions...............................30

SECTION 2.       AMOUNT AND TERMS OF COMMITMENTS..............................30

          2.1     Term Commitments............................................30
          2.2     Procedure for Tranche A Term Loan Borrowing.................31
          2.3     Repayment of Tranche A Term Loans...........................31
          2.4     Revolving Commitments.......................................32
          2.5     Procedure for Revolving Loan Borrowing......................32
          2.6     Commitment Fees, Etc........................................33
          2.7     Termination or Reduction of Revolving Commitments...........33
          2.8     Optional Prepayments........................................33
          2.9     Mandatory Prepayments.......................................34
          2.10    Conversion and Continuation Options.........................36
          2.11    Limitations on Eurocurrency Tranches........................36
          2.12    Interest Rates and Payment Dates............................37
          2.13    Computation of Interest and Fees............................37
          2.14    Inability to Determine Interest Rate........................38
          2.15    Pro Rata Treatment and Payments.............................38
          2.16    Requirements of Law.........................................40
          2.17    Taxes.......................................................41
          2.18    Indemnity...................................................44
          2.19    Change of Lending Office....................................44
          2.20    Replacement of Lenders......................................44
          2.21    Increase in Revolving Commitments...........................45

SECTION 3.       LETTERS OF CREDIT............................................46

          3.1     L/C Commitment..............................................46
          3.2     Procedure for Issuance of Letter of Credit..................46
          3.3     Fees and Other Charges......................................47
          3.4     L/C Participations..........................................47
          3.5     Reimbursement Obligation of the Borrower....................48
          3.6     Obligations Absolute........................................48
          3.7     Letter of Credit Payments...................................49
          3.8     Applications................................................49

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                                                                            Page
                                                                            ----

SECTION 4.       REPRESENTATIONS AND WARRANTIES...............................49

          4.1     Financial Condition.........................................49
          4.2     No Change...................................................50
          4.3     Existence; Compliance with Law..............................50
          4.4     Power; Authorization; Enforceable Obligations...............50
          4.5     No Legal Bar................................................51
          4.6     Litigation..................................................51
          4.7     No Default..................................................51
          4.8     Ownership of Property; Liens................................52
          4.9     Intellectual Property.......................................52
          4.10    Taxes.......................................................52
          4.11    Federal Regulations.........................................52
          4.12    Labor Matters...............................................53
          4.13    ERISA.......................................................53
          4.14    Investment Company Act; Other Regulations...................53
          4.15    Subsidiaries................................................54
          4.16    Use of Proceeds.............................................54
          4.17    Environmental Matters.......................................54
          4.18    Accuracy of Information, Etc................................55
          4.19    Security Documents..........................................55
          4.20    Solvency....................................................57
          4.21    Regulation H................................................57
          4.22    FDA Compliance..............................................58
          4.23    Agreements with American BioScience.........................58

SECTION 5.       CONDITIONS PRECEDENT.........................................58

          5.1     Conditions to Initial Extension of Credit...................58
          5.2     Conditions to Each Extension of Credit......................64

SECTION 6.       AFFIRMATIVE COVENANTS........................................64

          6.1     Financial Statements........................................64
          6.2     Certificates; Other Information.............................65
          6.3     Payment of Obligations......................................66
          6.4     Maintenance of Existence; Compliance........................67
          6.5     Maintenance of Property; Insurance..........................67
          6.6     Inspection of Property; Books and Records; Discussions......67
          6.7     Notices.....................................................68
          6.8     Environmental Laws..........................................69
          6.9     Interest Rate Protection....................................70

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                                                                            Page
                                                                            ----

          6.10    Additional Collateral, Etc..................................70
          6.11    Minimum Liquidity...........................................72
          6.12    FDA and EPA Matters.........................................72
          6.13    Post-Closing Matters........................................73

SECTION 7.       NEGATIVE COVENANTS...........................................73

          7.1     Financial Condition Covenants...............................74
          7.2     Indebtedness................................................75
          7.3     Liens.......................................................76
          7.4     Fundamental Changes.........................................79
          7.5     Disposition of Property.....................................80
          7.6     Restricted Payments.........................................81
          7.7     Capital Expenditures........................................81
          7.8     Investments.................................................81
          7.9     Optional Payments and Modifications of Certain Debt
                      Instruments or License Agreement; Synthetic
                      Purchase Agreements.....................................83
          7.10    Transactions with Affiliates................................83
          7.11    Sales and Leasebacks........................................84
          7.12    Changes in Fiscal Periods...................................84
          7.13    Negative Pledge Clauses.....................................84
          7.14    Clauses Restricting Subsidiary Distributions................84
          7.15    Lines of Business...........................................85
          7.16    Limitation of Guarantee Obligations.........................85
          7.17    Payments to American BioScience.............................85

SECTION 8.       EVENTS OF DEFAULT............................................85

SECTION 9.       THE AGENTS...................................................89

          9.1     Appointment.................................................89
          9.2     Delegation of Duties........................................90
          9.3     Exculpatory Provisions......................................90
          9.4     Reliance by Administrative Agent............................90
          9.5     Notice of Default...........................................91
          9.6     Non-Reliance on Agents and Other Lenders....................91
          9.7     Indemnification.............................................92
          9.8     Agent in Its Individual Capacity............................92
          9.9     Successor Administrative Agent..............................92
          9.10    Documentation Agent and Syndication Agent...................93

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                                                                            Page
                                                                            ----

SECTION 10.      MISCELLANEOUS................................................93

          10.1    Amendments and Waivers......................................93
          10.2    Notices.....................................................94
          10.3    No Waiver; Cumulative Remedies..............................96
          10.4    Survival of Representations and Warranties..................96
          10.5    Payment of Expenses and Taxes...............................96
          10.6    Successors and Assigns; Participations and Assignments......97
          10.7    Adjustments; Set-off.......................................100
          10.8    Counterparts...............................................101
          10.9    Severability...............................................101
          10.10   Integration................................................101
          10.11   GOVERNING LAW..............................................101
          10.12   Submission to Jurisdiction; Waivers........................101
          10.13   Acknowledgments............................................102
          10.14   Releases of Guarantees and Liens...........................102
          10.15   Confidentiality............................................103
          10.16   WAIVERS OF JURY TRIAL......................................103

SCHEDULES:
----------

1               Lender Commitments
1.1C            Mortgaged Property
4.4             Consents, Authorizations, Filings and Notices
4.6             Litigation
4.9(a)          Intellectual Property
4.9(c)          Intellectual Property Challenges
4.10            Taxes
4.15(a)         Subsidiaries
4.15(b)         Capital Stock
4.17            Environmental Matters
4.19(a)         UCC and Other Necessary Filings
4.19(c)         Mortgage Filing Jurisdictions
4.22            FDA Compliance
4.23            ABI Agreements
5.1(d)(i)       UCC, Judgment and Tax Lien Searches
5.1(d)(ii)      Intellectual Property Searches
7.2(d)          Existing Indebtedness
7.3(f)          Existing Liens
7.8(a)          Existing Investments
7.10            Existing Affiliate Transactions

EXHIBITS:
---------

A-1      Form of Tranche A Term Note
A-2      Form of Revolving Note
B        Form of Notice of Borrowing
C        Form of Notice of Conversion/Continuation
D        Form of Exemption Certificate
E-1      Form of Master Security Agreement
E-2      Form of Mortgage
E-3      Form of Perfection Certificate
E-4      Form of Landlord Lien Waiver
E-5      Form of Intercompany Assignment
E-6      Form of Intercompany Note
E-7      Form of Intercompany Mortgage
E-8      Form of American BioScience Pledge Agreement
F        Form of Compliance Certificate
G-1      Form of Borrower Closing Certificate
G-2      Form of Guarantor Closing Certificate
H-1      Form of Opinion of Morrison & Foerster LLP
H-2      Form of Opinion of General Counsel
H-3      Form of Local Counsel Opinion

I        Form of Solvency Certificate
J        Form of Assignment and Acceptance Agreement
K        Form of Subsidiary Guarantee Agreement

            This CREDIT AGREEMENT (this "Agreement"), dated as of December 14, 2001, is among American Pharmaceutical Partners, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders") and Canadian Imperial Bank of Commerce, as administrative agent (the "Administrative Agent") and Bank of America, N.A. and UBS Warburg LLC, as co-syndication agents (the "Co-Syndication Agents").

            NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in
                -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

            "ABI 35 Payment": as defined in Section 7.17.

            "ABI 35 Payment Date": December 15, 2002 or such other date when the ABI 35 Payment is due pursuant to the License Agreement as amended from time to time in accordance with Section 7.9.

            "ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Acquired Business": (a) any Person, a controlling interest in the Capital Stock of which is acquired after the date hereof by the Borrower or any of its Subsidiaries, (b) any assets constituting all or a discrete business or operating unit of the seller acquired after the date hereof by the Borrower or any of its Subsidiaries or (c) any product or product lines acquired after the date hereof by the Borrower or any of its Subsidiaries, in each case pursuant to a Permitted Acquisition in accordance with the terms of this Agreement.

            "Acquired Indebtedness": Indebtedness of an Acquired Business acquired by the Borrower and/or any of its Subsidiaries after the Closing Date, if such Indebtedness was outstanding prior to the time such Acquired Business was acquired and was not created in contemplation of or in connection with the acquisition thereof.

            "Adjustment Date": as defined in the Pricing Grid.

            "Administrative Agent": Canadian Imperial Bank of Commerce, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under direct or indirect common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Tranche A Term Loans and
(ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Agreement": as defined in the preamble hereto.

            "American BioScience": American BioScience, Inc., a California corporation.

            "American BioScience Pledge Agreement": the pledge agreement to be executed and delivered by American BioScience and the Administrative Agent, substantially in the form of Exhibit E-8
                             -----------

            "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                         ABR Loans            Eurocurrency Loans
                                         ---------            ------------------
Revolving Loans                           2.75%                      3.75%
Tranche A Term Loans                      2.75%                      3.75%

provided that on and after the first Adjustment Date occurring after the
--------
quarterly Compliance Certificate delivered for the quarter ended March 31, 2002 pursuant to Section 6.2(b) is delivered under this Agreement, the Applicable Margin with respect to Revolving Loans will be determined pursuant to the Pricing Grid.

            "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

            "Approved Fund": any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e) or (g) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

            "Assignee": as defined in Section 10.6(c).

            "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit J.
                             ---------

            "Assignment of Intercompany Mortgage": the Collateral assignment to be executed and delivered by WebDrugSource.com in favor of the Administrative Agent (for the benefit of the Secured Parties), substantially in the form of Exhibit E-5.
-----------

            "Assignor": as defined in Section 10.6(c).

            "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit
                          ----
then outstanding.

            "Benefited Lender": as defined in Section 10.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States and any successor thereto.

            "Borrower": as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

            "Business": as defined in Section 4.17(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading by and between banks in Dollar deposits or Euro deposits, as the case may be, in the interbank eurocurrency market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500.0 million; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds with assets in excess of $500.0 million which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Account": as defined in the Master Security Agreement.

            "Commitment": as to any Lender, the sum of the Tranche A Term Commitment and the Revolving Commitment of such Lender.

            "Commitment Fee Rate":1/2of 1% per annum.

            "Commodity Account": as defined in the Master Security Agreement.

            "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit F.
                                                 ---------

            "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation
--------
by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a)
                           --------  -------
be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

            "Confidential Information Memorandum": the Confidential Information Memorandum prepared in connection with this Agreement and furnished to certain Lenders.

            "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

            "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization and writeoffs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization and writeoffs of intangibles (including, but not limited to, goodwill), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business); provided that the amounts referred to in this clause (e) shall not, in the
--------
aggregate, exceed $5.0 million for any fiscal year of the Borrower, (f) all non-cash noncapitalized transaction costs and charges incurred in connection with consummated acquisitions or divestitures occurring after the Closing Date to the extent such costs and charges are incurred within 18 months of the consummation of such acquisition, (g) Licensing Payments made during such period to the extent such Licensing Payments are deducted in arriving at Consolidated Net Income and (h) non-recurring expenses incurred in the fourth quarter of fiscal year 2000 related to VivoRx settlement payments in an amount not to exceed $30.4 million; and minus, to the extent included in the statement of
                             -----
such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such
                                        ---------
Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $250,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $250,000.

            "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Tranche A Term Loans but specifically excluding any payments in respect of Revolving Loans), (d) income taxes paid in cash by the Borrower and/or its Subsidiaries during such period and (e) any Licensing Payments paid by the Borrower and/or its Subsidiaries during such period; provided that if the
                                                     --------
Borrower completes a Qualified IPO, then any Licensing Payments made from the proceeds of such Qualified IPO shall be excluded from this definition of Consolidated Fixed Charges for the quarter in which Licensing Payments were made, provided such Licensing Payments were made within 30 days of the
      --------
consummation of such Qualified IPO.

            "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations and synthetic lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing plus net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP.

            "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower that is not a Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Net Worth": means, as of any date, consolidated shareholders' equity or net worth of the Borrower and its Subsidiaries as determined in accordance with GAAP.

            "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date minus Consolidated Current Liabilities
                                         -----
on such date.

            "Contested Collateral Lien Conditions" means, with respect to any Permitted Lien of the type described in clauses (a), (b) and (d) of Section 7.3, the following conditions:

            (i) any proceeding instituted contesting such Lien shall operate to stay the sale or forfeiture of any portion of the Mortgaged Properties and/or any other Collateral on account of such Lien (except that, with respect to any Mortgaged Property, the first sentence of Section 9.1 of the Mortgages or, in the case of the real property located in Erie County, New York, the Intercompany Mortgage, shall apply);

            (ii) unless the Lien has been bonded over, at the option and upon request of the Administrative Agent, the appropriate Credit Party shall have deposited with the Administrative Agent a sum sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

            (iii) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents or, in the case of the real property located in Erie County, New York, the Intercompany Mortgage, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents or, in the case of the real property located in Erie County, New York, the Intercompany Mortgage.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control Agreement": as defined in the Master Security Agreement.

            "Co-Syndication Agents": as defined in the preamble hereto.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Deposit Account": as defined in the Master Security Agreement.

            "Destruction": any and all damage to, or loss or destruction of, or loss of title to, all or any portion of the Mortgaged Properties and/or any other Collateral.

            "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Disqualified Capital Stock": any Capital Stock of a Person or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, ma-
tures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Loans, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the final maturity date of the Loans, provided, however,
                                                          --------  -------
that Preferred Stock of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

            "ECF Percentage": 50%.

            "Eligible Assignee": any of (a) a Lender, (b) a Lender Affiliate that is not a Non-U.S. Lender (unless a complete exemption from withholding tax is available), (c) an Approved Fund that is not a Non-U.S. Lender (unless a complete exemption from withholding tax is available), and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, in the case of any assignment of a Revolving Loan, each Issuing Lender, and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in
Section 10.6(c)), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the Assignor (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as relating to exposure to Hazardous Materials) or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (as specified in the applicable Notice of Borrowing), provided that in the event
                                                      --------
that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the relevant Administrative Agent or, in the absence of such availability, by reference to the rate at which the relevant Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, as applicable, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

            "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

            "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
            --------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurocurrency Tranche": the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year and
(iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent reductions of the Revolving Commitments and all prepayments of the Tranche A Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness (including the Tranche A Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year,
(vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business) and (vii) the aggregate amount of all scheduled Licensing Payments during such fiscal year, to the extent included in arriving at such Consolidated Net Income.

            "Excess Cash Flow Application Date": as defined in Section 2.9(c).

            "Excluded Property": as defined in the Master Security Agreement.

            "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower; it being understood that Pharmaceutical Partners of Canada Inc. is not an Excluded Foreign Subsidiary.

            "Existing Credit Facility": the credit agreement dated June 1, 1998 by and among the Borrower, the lenders named therein and IBJ Schroder Business Credit Corporation, as agent.

            "Facility": each of (a) the Tranche A Term Facility and (b) the Revolving Facility.

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Canadian Imperial Bank of Commerce from three federal funds brokers of recognized standing selected by it.

            "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "Fund": any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States as in effect from time to time, provided that if any change in GAAP
                                       --------
results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Lenders, the Administrative Agent and the Borrower agree to negotiate in good faith to attempt to amend such provisions of this Agreement in accordance with Section 10.1 so as to reflect equitably such changes in GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change in GAAP as if such change had not been made.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Group Members": the collective reference to the Borrower and its Subsidiaries.

            "Guarantee Agreements": the collective reference to the PPCI Guarantee Agreement and the WebDrugSource.com Guarantee Agreement including any joinder to a Guarantee Agreement executed pursuant to Section 6.10(c).

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

            "Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including, without limitation, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or that could result in the imposition of liability under, any Environmental Law.

            "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Immaterial Subsidiary": any Subsidiary of the Borrower that (a) owns less than 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis, or (b) is responsible for less than 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and synthetic lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, in respect of acceptances and all obligations of such Person as an account party or applicant under or in respect of amounts drawn under letters of credit, surety bonds or similar arrangements that remain unreimbursed for at least two Business Days, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
(g) above, (i) all obligations of the kind referred to in clauses (a) through
(h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that the amount considered Indebtedness for purposes of this
--------  -------
clause (i) shall be the lesser of (x) the fair market value of such asset on the date of determination and (y) the amount of Indebtedness of such other Person being secured under this clause (i), (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) all cash obligations of the Borrower under the VivoRx Settlement Agreement not to exceed $14.0 million until the scheduled payment is made in fiscal year 2002, after which such payment is made the obligation is $8.0 million, until the next scheduled payment is made in fiscal year 2003, after which such payment is made the obligation is zero. The Indebtedness of any Person shall (i) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor and (ii) exclude customer deposits (and interest payable thereon) made with such Person by the customers of such Person in the ordinary course of business. Notwithstanding the foregoing, Permitted Subordinated Indebtedness shall not be considered Indebtedness.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, licensing agreements, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Loan Documents": the collective reference to the Assignment of Intercompany Mortgage, the Intercompany Mortgage, the Intercompany Note and all other documents delivered to the Borrower or the Administrative Agent in connection therewith.

            "Intercompany Mortgage": the intercompany Mortgage made by the Borrower in favor of WebDrugSource.com, substantially in the form of Exhibit
                                                                     -------
E-7.
---

            "Intercompany Note": the intercompany note to be executed and delivered by the Borrower in favor of WebDrugSource.com, substantially in the form of Exhibit E-6.
        -----------

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Notice of Conversion/Continuation delivered to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to
                      --------
Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date, with respect to a Revolving Loan, or beyond the date final payment is due on the Tranche A Term Loans, with respect to the Tranche A Term Loans;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan.

            "Investments": as defined in Section 7.8.

            "Issuing Lender": Canadian Imperial Bank of Commerce, in its capacity as issuer of any Letter of Credit or any Revolving Lender from time to time designated by the Borrower as an issuer of any Letter of Credit with the consent of such Revolving Lender and the Administrative Agent (it being understood that there shall be only one Issuing Lender per each Letter of Credit).

            "L/C Commitment": $3.0 million.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Lenders other than the Issuing Lender that is the issuer of such Letter of Credit.

            "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

            "Lenders": as defined in the preamble hereto; provided that unless
                                                          --------
the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

            "Letters of Credit": as defined in Section 3.1(a).

            "License Agreement": the license agreement dated November 20, 2001 between American BioScience and the Borrower, a copy of which has been delivered to the Administrative Agent.

            "Licensing Payments": any payments of any kind paid (other than royalty payments) by the Borrower or any Subsidiary of the Borrower in respect of Intellectual Property licenses; provided that with respect to the License Agreement, Licensing Payments shall only include those payments made pursuant to Sections 8 and 9 of the License Agreement.

            "Lien": any Mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Guarantee Agreements, the Security Documents and the Notes and all other documents delivered to any Agent and/or any Lender in connection herewith or therewith.

            "Loan Parties": the Borrower, the Subsidiary Guarantors and each Subsidiary of the Borrower, whether now existing or hereafter created or acquired, that is party to a Loan Document; provided that any Subsidiary
                                            --------
liquidated or sold pursuant to Section 7.4 shall no longer be Loan Party hereunder or under any Loan Document.

            "Manufacturing Agreement": that certain Manufacturing Agreement dated November 20, 2001 by and between American BioScience and the Borrower.

             "Master Security Agreement": the master security agreement to be executed and delivered by the Borrower and the Administrative Agent, substantially in the form of Exhibit E-1.
                             -----------

            "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any Intercompany Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or (c) the value of the Mortgaged Properties and/or any other Collateral or the validity, enforceability, perfection or priority of the Liens granted to the Administrative Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral pursuant to the Security Documents or, on the real property located in Erie County, New York, pursuant to the Intercompany Mortgage.

            "Mortgaged Properties": the real properties listed on Schedule 1.1C,
                                                                  -------------
and each other real property subject to a Mortgage hereafter delivered pursuant to the provisions of this Agreement as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages or, in the case of the real property located in Erie County, New York, pursuant to the Intercompany Mortgage, as Collaterally assigned to the Administrative Agent for the benefit of the Secured Parties.

            "Mortgages": each of the Mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for its benefit and for the benefit of the Secured Parties, substantially in the form of Exhibit E-2 (with such changes thereto as shall be advisable under the law of
-----------
the jurisdiction in which such Mortgage or deed of trust is to be recorded and otherwise as shall be acceptable to the Administrative Agent).

            "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness or any other Contractual Obligation secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of the amount of any cash Collateral account, escrow or reserve established in connection with any Asset Sale to secure contingent liabilities, repayment obligations, indemnification obligations and purchase price adjustments that could become payable in connection therewith (provided that, upon any amount being released to the
                      --------
Borrower or any Subsidiary thereof from such cash Collateral account, escrow or reserve, such amount shall be treated as Net Cash Proceeds and applied in accordance with Section 2.9(b)), less any payment, liability or purchase price adjustment paid by the Borrower or any Subsidiary after the closing of the Asset Sale, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Non-Excluded Taxes": as defined in Section 2.17(a).

            "Non-U.S. Lender": as defined in Section 2.17(d).

            "Notes": the collective reference to any promissory note evidencing Loans, substantially in the form of Exhibit A-1 or A-2.
                                    -----------    ---

            "Notice of Borrowing": a Notice of Borrowing, substantially in the form of Exhibit B.
        ---------

            "Notice of Conversion/Continuation": a Notice of
Conversion/Continuation, substantially in the form of Exhibit C.
                                                      ---------

            "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, or similar charges arising from any payment made here-under or from the execution, delivery or enforcement of this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Acquisition": any acquisition by the Borrower or any Wholly Owned Subsidiary thereof of a controlling interest in the Capital Stock of, all or substantially all of the assets of, or a business, unit or division of, any Person; provided that (a) after giving pro forma effect to such
                --------                       ---------
acquisition (including any Acquired Indebtedness incurred in connection with such acquisition), the Borrower shall be in compliance with the other covenants contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in a certificate of a Responsible Officer delivered to the Administrative Agent, prior to the consummation of such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) after giving effect to such acquisition, the aggregate Available Revolving Commitments of all Lenders plus cash on hand and/or Cash Equivalents shall not be less than $5.0 million, (d) the assets acquired pursuant to such acquisition are useful in the businesses in which the Borrower and its Subsidiaries are engaged as of the date of this Agreement or that are reasonably related thereto, (e) the Borrower shall comply with the requirements of Section 6.10 insofar as they relate to the Capital Stock or other assets acquired pursuant to such acquisition unless such Acquired Indebtedness prohibits a Lien on the Acquired Business and such Lien is permitted pursuant to
Section 7.3 of this Agreement, (g) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, a direct or indirect Subsidiary of the Borrower and (h) the value of (1) all consideration (comprised of any combination of cash and stock) paid in any fiscal year for Permitted Acquisitions shall not exceed (A) $10.0 million prior to a Qualified IPO, (B) $20.0 million in the first fiscal year after a Qualified IPO, (C) $25.0 million in the second fiscal year after a Qualified IPO and (D) $30.0 million in the third fiscal year and in each subsequent year after a Qualified IPO and (2) all consideration (comprised solely of Capital Stock (other than Disqualified Stock)) paid in any fiscal year for Permitted Acquisitions shall not exceed (A) $10.0 million prior to a Qualified IPO, (B) $20.0 million for the first fiscal year after a Qualified IPO, (C) $25.0 million in the second fiscal year after a Qualified IPO and (D) $30.0 million in the third fiscal year and in each subsequent year after a Qualified IPO.

            "Permitted Subordinated Indebtedness": Indebtedness of the Borrower; provided that (a) such Indebtedness and any related Guarantee Obligation shall
--------
not be secured by any Lien, (b) such Indebtedness shall be subject to subordination and intercreditor provi-sions that are reasonably satisfactory to and approved in writing by the Required Lenders, (c) such Indebtedness shall not have any principal payments or mature while any Loans are outstanding and (d) such Indebtedness shall not pay cash interest while any Loans are outstanding.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan (other than a Multiemployer Plan) that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledged Securities": as defined in the Master Security Agreement.

            "PPCI": Pharmaceutical Partners of Canada, Inc., a company incorporated under the laws of Canada and a Wholly Owned Subsidiary of the Borrower.

            "PPCI Guarantee Agreement": the guarantee agreement to be executed and delivered by PPCI, substantially in the form of Exhibit K.
                                                    ---------

            "PPCI Security Agreement": the security agreement to be executed and delivered by PPCI and the Administrative Agent.

            "Preferred Stock": any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "Pricing Grid": the table set forth below:

=====================================================================================
                               Applicable Margin for       Applicable Margin for
       Consolidated                  Revolving                   Revolving
      Leverage Ratio            Eurocurrency Loans               ABR Loans
-------------------------------------------------------------------------------------
 greater than or equal to              3.75                         2.75
            2.5
-------------------------------------------------------------------------------------
 greater than or equal to              3.25                         2.25
   2.0 or less than 2.5
-------------------------------------------------------------------------------------
 greater than or equal to              2.75                         1.75
   1.5 or less than 2.0
-------------------------------------------------------------------------------------
       less than 1.5                   2.25                         1.25
=====================================================================================

            The foregoing margins shall become applicable upon the delivery of the Compliance Certificate by the Borrower for the quarter ended March 31, 2002. For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is one Business Day after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a).

            "Prime Rate": the rate of interest per annum publicly announced from time to time by Canadian Imperial Bank of Commerce as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Canadian Imperial Bank of Commerce in connection with extensions of credit to debtors).

            "Pro Forma Balance Sheet": as defined in Section 4.1(a).

            "Projections": as defined in Section 6.2(c).

            "Properties": as defined in Section 4.17(a).

            "Qualified IPO": an initial public offering of the Capital Stock of the Borrower of at least $100.0 million.

            "Recovery Event": any settlement of or payment in respect of any property or casualty or title insurance claim or any condemnation proceeding relating to any asset of any Group Member.

            "Recovery Event Assets": assets that are the subject of a Recovery Event.

            "Register": as defined in Section 10.6(d).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Tranche A Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Replaced Lender": as defined in Section 2.20.

            "Replacement Assets": assets that are of substantially the same quality and workmanship as the Recovery Event Assets.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

            "Required Lenders": at any time, two or more holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche A Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, president, chief operating officer or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

            "Restricted Payments": as defined in Section 7.6.

            "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and to participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth opposite the heading "Revolving Commitment" on Schedule 1 hereto or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

            "Revolving Commitment Period": the period from and including the Closing Date to the Revolving Termination Date.

            "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

            "Revolving Facility": the Revolving Commitments and the extensions of credit made thereunder.

            "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

            "Revolving Loans": as defined in Section 2.4(a).

            "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided
                                                                    --------
that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

            "Revolving Termination Date": the third anniversary of the Closing Date or the fifth anniversary of the Closing Date, if the Borrower completes a Qualified IPO prior to June 30, 2002, unless terminated earlier by the Borrower pursuant to Section 2.7. Notwithstanding the foregoing, the Revolving Termination Date will be the ABI 35 Payment Date if the Borrower has not otherwise made the ABI 35 Payment on or prior to the ABI 35 Payment Date or demonstrated to the reasonable satisfaction of the Administrative Agent that it has the necessary funds to make the ABI 35 Payment on the ABI 35 Payment Date or, if the Borrower does not have such funds, it shall have demonstrated to the reasonable satisfaction of the Administrative Agent that the License Agreement has been terminated, waived or amended such that the ABI 35 Payment is no longer due on the ABI 35 Payment Date.

            "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Secured Parties": the collective reference to the Administrative Agent, the Lenders and each Lender Affiliate party to any Specified Hedge Agreement.

            "Securities Account": as defined in the Master Security Agreement.

            "Security Agreements": the collective reference to the Master Security Agreement and the PPCI Security Agreement.

            "Security Documents": the collective reference to the Security Agreements, the American BioScience Pledge Agreement, the Mortgages, the Assignment of Intercompany Mortgage, all UCC or other financing statements and other instruments of perfection required by this Agreement, the Security Agreements, the American BioScience Pledge Agreement, the Mortgages or the Assignment of Intercompany Mortgage to be executed, delivered and/or filed or recorded, and any other documents utilized to pledge to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, any other property or assets as Collateral for the Obligations.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower and any Lender or Lender Affiliate.

            "Standard Termination": a "standard termination," as described in
Section 4041(b) of ERISA, of a Single Employer Plan.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person or if in accordance with GAAP, such entity is consolidated with such Person for financial statement purposes. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, it being understood that Drug Source Co., LLC will not be considered a Subsidiary of the Borrower or its Subsidiaries. Any Subsidiary of the Borrower liquidated or sold pursuant to
Section 7.4(f) shall not be considered a Subsidiary under this Agreement or any Loan Document.

            "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

            "Synthetic Purchase Agreement": any swap, derivative or other agreement pursuant to which any Group Member is or may become obligated to make
(a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to or (b) any payment (except as otherwise expressly permitted by Section 7.6) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

            "Taking": any taking of the Mortgaged Properties and/or any other Collateral or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Mortgaged Properties and/or any other Collateral or any portion thereof, by any Governmental Authority, civil or military.

            "Tax Sharing Agreement": that certain Tax Sharing and
Indemnification Agreement dated as of July 25, 2001 by and between the Borrower and American BioScience.

            "Themba Trust": has the meaning set forth in that certain letter of the Borrower dated the date hereof delivered to the Administrative Agent.

            "Title Insurance Company": such title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.

            "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect. The original amount of the Total Revolving Commitments is $50.0 million; provided, however, that the Total
                                        --------  -------
Revolving Commitments are subject to increase in accordance with Section 2.21.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

            "Tranche A Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth opposite the heading "Tranche A Term Commitment" on Schedule 1 hereto, or, as the case may be, in the
                               ----------
Assignment and Acceptance pursuant to which such Lender became a party hereto. The original aggregate amount of the Tranche A Term Commitments is $25.0 million.

            "Tranche A Term Facility": the Tranche A Term Commitment and the Tranche A Term Loans made thereunder.

            "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

            "Tranche A Term Loan": as defined in Section 2.1.

            "Tranche A Term Percentage": as to any Tranche A Term Lender at any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

            "Transferee": any Assignee or Participant.

            "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

            "UCC": the Uniform Commercial Code as in effect in the applicable jurisdiction.

            "United States": the United States of America.

            "VivoRx Settlement Agreement": that certain Settlement Agreement and General Release dated February 5, 2001 between the Borrower, American BioScience and the other parties named therein.

            "WebDrugSource.com": WebDrugSource.com, Inc., a California corporation and Subsidiary of the Borrower.

            "WebDrugSource.com Guarantee Agreement": the guarantee agreement to be executed and delivered by WebDrugSource.com, substantially in the form of Exhibit K.
---------

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified
                -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Commitments. Subject to the terms and conditions hereof,
                ----------------
each Tranche A Term Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount in Dollars equal to the amount of the Tranche A Term Commitment of such Lender. The Tranche A Term Loans may be Eurocurrency Loans or ABR Loans, as determined or changed by the Borrower from time to time and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

            2.2 Procedure for Tranche A Term Loan Borrowing. The Borrower shall
                -------------------------------------------
give the Administrative Agent irrevocable notice by delivery of a Notice of Borrowing to the Administrative Agent which Notice of Borrowing must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Tranche A Term Lenders make the Tranche A Term Loans on the Closing Date. The Tranche A Term Loans made on the Closing Date shall initially be ABR Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Tranche A Term Loan may be converted into or continued as a Eurocurrency Loan prior to the date that is five Business Days after the Closing Date. Upon receipt of such Notice of Borrowing the Administrative Agent shall promptly notify each Tranche A Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche A Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche A Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower at such account maintained with the Administrative Agent as specified by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Lenders in immediately available funds.

            2.3 Repayment of Tranche A Term Loans. The Tranche A Term Loan of
                ---------------------------------
each Tranche A Term Lender shall mature in twelve consecutive quarterly installments, payable on the dates set forth below:

--------------------------------------------------------------------------------
              Date                                        Principal Amount
--------------------------------------------------------------------------------
          March 31, 2002                                     $1,250,000
--------------------------------------------------------------------------------
           June 30, 2002                                     $1,250,000
--------------------------------------------------------------------------------
        September 30, 2002                                   $1,250,000
--------------------------------------------------------------------------------
         December 31, 2002                                   $1,250,000
--------------------------------------------------------------------------------
          March 31, 2003                                     $2,000,000
--------------------------------------------------------------------------------
           June 30, 2003                                     $2,000,000
--------------------------------------------------------------------------------
        September 30, 2003                                   $2,000,000
--------------------------------------------------------------------------------
         December 31, 2003                                   $2,000,000
--------------------------------------------------------------------------------
          March 31, 2004                                     $2,000,000
--------------------------------------------------------------------------------
           June 30, 2004                                     $2,000,000
--------------------------------------------------------------------------------
        September 30, 2004                                   $2,000,000
--------------------------------------------------------------------------------
         December 31, 2004                                   $6,000,000
--------------------------------------------------------------------------------

Notwithstanding the foregoing, the Tranche A Term Loans will be due and payable on the ABI 35 Payment Date unless the Borrower has otherwise made the ABI 35 Payment prior to or on the ABI 35 Payment Date or has demonstrated to the reasonable satisfaction of the Administrative Agent that it has the necessary funds to make the ABI 35 Payment on the ABI 35

Payment Date or, if the Borrower does not have such funds, it shall have demonstrated to the reasonable satisfaction of the Administrative Agent that the License Agreement has been terminated, waived or amended such that the ABI 35 Payment is no longer due on the ABI 35 Payment Date.

            2.4 Revolving Commitments. (a) Subject to the terms and conditions
                ---------------------
hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

            (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

            2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow
                --------------------------------------
under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent
              --------
irrevocable notice by delivery of a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans, and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurocurrency Loan prior to the date that is five Business Days after the Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $1.0 million or a $250,000 multiple thereof in excess thereof. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account designated by the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

            2.6 Commitment Fees, Etc. (a) The Borrower agrees to pay to the
                --------------------
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

            2.7 Termination or Reduction of Revolving Commitments. The Borrower
                -------------------------------------------------
shall have the right, upon not less than three Business Days' notice by delivery of a notice of prepayment to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of
                       --------
Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $100,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

            2.8 Optional Prepayments. The Borrower may at any time and from time
                --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice by delivery to the Administrative Agent of a notice of prepayment at least three Business Days prior thereto in the case of Eurocurrency Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice of prepayment shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice of prepayment the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice of prepayment is given, the amount specified in such notice of prepayment shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche A Term Loans and Revolving Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof, unless the prepayment is of an entire Loan, in which case such Loan can be prepaid.

            2.9 Mandatory Prepayments. (a) If any Capital Stock or Indebtedness
                ---------------------
shall be issued or incurred by any Group Member (excluding (i) any Indebtedness incurred in accordance with Section 7.2, (ii) any Capital Stock issued pursuant to management, employee or director compensation plans, any Capital Stock (other than Disqualified Capital Stock) issued in connection with a Permitted Acquisition and any Capital Stock (other than Disqualified Capital Stock) issued in connection with a transaction described in Sections 7.4 and 7.5(d) and (iii) the issuance of Capital Stock (other than Disqualified Capital Stock) the proceeds of which are to be used by the Borrower to make the ABI 35 Payment or any other payment under the License Agreement or the Manufacturing Agreement and the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent to such effect)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Tranche A Term Loans and a prepayment of the Revolving Loans as set forth in Section 2.9(d), but not a reduction of the Revolving Commitments; provided, that such percentage shall be reduced to 50%
                       --------
with respect to the issuance by the Borrower of Capital Stock (other than Disqualified Stock) if the Consolidated Leverage Ratio of the Borrower determined on a pro forma basis is less than 2.0 to 1.0 after giving effect to
                ---------
the application of the proceeds thereof. Notwithstanding the foregoing the Borrower will repay the Tranche A Term Loans in full with the Net Cash Proceeds from a Qualified IPO.

            (b) (i) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale, then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Tranche A Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); provided that,
                                                      --------
notwithstanding the foregoing, (A) the aggregate Net Cash Proceeds that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5.0 million in the case of Asset Sales in any fiscal year of the Borrower and (B) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche A Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); provided,
                                                                       --------
however, that in the event of any Reinvestment Event relating to any Mortgaged
-------
Property and/or any other Collateral, the Net Cash Proceeds relating thereto shall be deposited and maintained in the Collateral Account and withdrawn and applied in accordance with the provisions of the Master Security Agreement.

            (ii) If on any date any Group Member shall receive Net Cash Proceeds in excess of $500,000 from any Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds in excess of $500,000 shall be applied on such date toward the prepayment of the Tranche A Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); provided, however, if the following conditions
                               -----------------
      are satisfied, such prepayment of the Tranche A Term Loans and the reduction of the Revolving Commitments will not be required: (A) no Event of Default shall have occurred and be continuing; (B) within 270 days of the receipt of such Net Cash Proceeds, (1) such Net Cash Proceeds are used to replace or restore or otherwise repair the Recovery Event Assets with Replacement Assets or (2) the Borrower shall have entered into binding contractual commitments to replace, restore, build or otherwise repair the Recovery Event Assets and the work to replace, restore, build or repair the Recovery Event Assets shall have been commenced; (C) prior to the application of such Net Cash Proceeds pursuant to (B)(1) or (B)(2) above, such Net Cash Proceeds shall be deposited in the Collateral Account and withdrawn and applied in accordance with the provisions of the Master Security Agreement; and (D) the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent sufficient funds and/or insurance proceeds to make any mandatory prepayment under the Loans until such time as the Recovery Event Assets have been reconstructed and are fully operational or Replacement Assets have been acquired.

            (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Tranche A Term Loans and the prepayment of the Revolving Loans as set forth in Section 2.9(d), but not a reduction of the Revolving Commitments. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to paragraphs (a) through (c) of this
Section 2.9 shall be applied, first, to the prepayment of the Tranche A Term Loans on a pro rata basis and, second, to prepay any Revolving Loans and in the
           --------            ------
case of Section 2.9(b) only to reduce permanently the Revolving Commitments in the amount of the prepayment of the Revolving Loans. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments, provided that if the aggregate
                                           --------
principal amount of Revolving Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash Collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section
2.9 shall be made, first, to ABR Loans and, second, to Eurocurrency Loans. Each
                   -----                    ------
prepayment of the Loans under this Section 2.9 (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            2.10 Conversion and Continuation Options. (a) The Borrower may elect
                 -----------------------------------
from time to time to convert Eurocurrency Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election pursuant to a Notice of Conversion/Continuation, provided that any
                                                               --------
such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election pursuant to a Notice of Conversion/Continuation (which Notice of Conversion/Continuation shall specify the length of the initial Interest Period therefor), provided that
                                                                   --------
no ABR Loan under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such Notice of Conversion/Continuation the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent pursuant to a Notice of Conversion/Continuation, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no
                                                     --------
Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall
                               --------
fail to deliver a Notice of Conversion/Continuation in the manner described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Conversion/Continuation the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.11 Limitations on Eurocurrency Tranches. Notwithstanding anything
                 ------------------------------------
to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the

Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to $1.0 million or a whole multiple of $250,000 in excess thereof and (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time.

            2.12 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan
                 --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.
    ----

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
        ----

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate
        ----
applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or
                                                     ----
a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such
                                         ----
other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case,
                                                     ----
with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

            2.13 Computation of Interest and Fees. (a) Interest and fees payable
                 --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively true in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

            2.14 Inability to Determine Interest Rate. If prior to the first day
                 ------------------------------------
of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be presumptively true, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter, providing a description and evidence of the circumstances of such determination.

            If such notice is given, (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans; provided that the Administrative Agent shall advise the Borrower as soon as
--------
practicable after it determines in good faith that such circumstances no longer exist.

            2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the
                 -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche A Term Loans shall be made pro rata according to the respective then outstanding principal amounts of the Tranche A Term Loans then held by the Tranche A Term Lenders. The amount of each principal prepayment of the Tranche A Term Loans shall be applied to reduce the then remaining repayment installments of the Tranche A Term Loans pro rata based
                                                                  --------
upon the then remaining principal amount thereof. Amounts prepaid on account of the Tranche A Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro
                                                                          ---
rata according to the respective outstanding principal amounts of the Revolving
----
Loans then held by the Revolving Lenders.

            (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (or, in the case of amounts denominated in Euros, the rate per annum reasonably determined by the Administrative Agent to reflect the cost of funds to it in maintaining such Lender's unfunded portion of such borrowing) plus any costs of the
                                             ----
Administrative Agents in connection therewith for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower; provided that such
                                                     --------
prepayment shall not relieve such Lender's obligation to fund such amount to the Borrower hereunder.

            (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --------
made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate plus any costs of the Administrative Agent in connection therewith. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.16 Requirements of Law. (a) If the adoption of or any change in
                 -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it after the Closing Date, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall, after the Closing Date, impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change after the Closing Date in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance after the Closing Date (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower
                                                    --------
shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor, along with calculations and evidence thereof; and provided further that, if the
                                                  ----------------
circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower, along with calculations and evidence thereof (with a copy to the Administrative Agent), shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.17 Taxes. (a) All payments made by the Borrower under this
                 -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes or taxes on gross receipts or capital (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, then (i) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the
                                               -----------------
Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (a) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (b) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph,
(ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

            (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") or that becomes a Non-U.S. Lender at any time shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit D and a Form W-8BEN, or any subsequent versions thereof or
        ---------
successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or designates a new lending office (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation.

            (f) If any Lender or the Administrative Agent receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 2.17, which refund in the reasonable judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt, repay such refund to the Borrower net of all out-of-pocket expenses of the Administrative Agent or such Lender; provided, however, that the Borrower, upon the request of Administrative Agent
--------  -------
or such Lender, agrees to repay the amount paid over to the Borrower to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund.

            (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.18 Indemnity. The Borrower agrees to indemnify each Lender for,
                 ---------
and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.19 Change of Lending Office. Each Lender agrees that, upon the
                 ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such
                                                   --------
designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

            2.20 Replacement of Lenders. The Borrower shall be permitted to
                 ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution (a "Replacement Lender"); provided that (i) such replacement does not conflict with any Requirement of
--------
Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Replacement Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a),
(iv) the Replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the Replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (provided that the Borrower shall be obligated to pay the registration and
      --------
processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

            2.21 Increase in Revolving Commitments. Subject to the terms and
                 ---------------------------------
conditions set forth herein, the Borrower may, at any time after consummation of a Qualified IPO and the repayment in full of the Tranche A Term Loans, upon written notice to the Administrative Agent, increase the Total Revolving Commitments to not more than $75.0 million; provided that:
                                            --------

            (a) existing Lenders or other commercial banks or financial institutions reasonably acceptable to the Administrative Agent and the Borrower shall have delivered commitments in order to increase the Total Revolving Commitments to not more than $75.0 million and such commercial banks and financial institutions shall join in this Agreement as Lenders by executing a joinder agreement or other arrangement reasonably acceptable to the Administrative Agent;

            (b) such increase shall be in a minimum aggregate principal amount of $5.0 million and integral multiples of $1.0 million in excess thereof (or the remaining amount, if less);

            (c) if any Revolving Loans are outstanding at the time of any such increase, the Borrower shall make such payments and adjustments on the Revolving Loans (including payment of any break-funding amounts owing under Section 2.18) as may be necessary to give effect to the revised commitment percentages and commitment amounts; and

            (d) the conditions to the making of the Revolving Loans as set forth in Section 5.2 shall be satisfied.

In connection with any such increase in the Revolving Commitments, Schedule 1
                                                                   ----------
hereto shall be revised to reflect the Lenders' modified commitment amounts and percentages and the Borrower shall provide supporting corporate resolutions, legal opinions, notes and other docu-mentation as may be reasonably requested by the Administrative Agent and the Lenders in connection therewith.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof,
                --------------
each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue commercial and standby letters of credit ("Letters of Credit") for the account of the Borrower or any Subsidiary on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that
                                                                  --------
no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by the relevant Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the
--------
renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

            (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may
                ------------------------------------------
from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall an Issuing Lender be required to issue any Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Each Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all
                ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

            (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees
                ------------------
to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand
(A) costs of the Administrative Agent in connection therewith and (B) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of an Issuing Lender submitted to any

L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), such Issuing
----
Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share
                                                           --------
thereof; provided, however, that in the event that any such payment received by
         --------  -------
such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to
                ----------------------------------------
reimburse each Issuing Lender on the next succeeding Business Day after such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to each Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid by the Issuing Lender until payment in full by the Borrower on the Business Day next succeeding the date of the relevant notice at the rate set forth in Section 2.12(b) and thereafter at the rate set forth in Section 2.12(c).

            3.6 Obligations Absolute. The Borrower's obligations under this
                --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for
                -------------------------
payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any
                ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated
                -------------------                    ---------
balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects, on a pro
                                                                             ---
forma basis the estimated financial position of the Borrower and its
-----
consolidated Subsidiaries as at September 30, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1998, December 31, 1999 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young

LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2001, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes or any long-term leases, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2000 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

            4.2 No Change. Since September 30, 2001, there has been no change,
                ---------
development or event which, individually or when taken together with all other circumstances, changes or events, has had or could reasonably be expected to have a Material Adverse Effect.

            4.3 Existence; Compliance with Law. Each Group Member (a) is duly
                ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to be so qualified, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply, individually or in the aggregate, therewith could not reasonably be expected to have a Material Adverse Effect.

            4.4 Power; Authorization; Enforceable Obligations. Each Loan Party
                ---------------------------------------------
has the power and authority, and the legal right, to execute, deliver and perform the Loan Documents and the Intercompany Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents and the Intercompany Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents or any of the Intercompany Loan Documents, except (i) consents (other than any consent that would be required in connection with the Administrative Agent's exercise of its remedies hereunder in respect of any lease, license or other contract restricting the assignment thereof), authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices
             ------------
have been obtained or made and are in full force and effect except as specified on Schedule 4.4, and (ii) the filings referred to in Section 4.19. Each Loan
   ------------
Document and Intercompany Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document and Intercompany Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable (except for the exercise of remedies hereunder in respect of any lease, license or other contract restricting assignment thereof) against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this
                ------------
Agreement and the other Loan Documents and the Intercompany Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation (other than Contractual Obligations restricting the assignment thereof in connection with the Administrative Agent's exercise of its remedies hereunder) of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Intercompany Mortgage), except if such violation could not reasonably be expected to have a Material Adverse Effect.

            4.6 Litigation. Except as set forth in Schedule 4.6, no litigation,
                ----------                         ------------
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing against any Group Member or against any of their respective properties or revenues that (a) in the Borrower's reasonable opinion, is reasonably likely to be found successful on the merits and (b) if found successful, could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. No Group Member is in default under or with respect
                ----------
to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each Group Member has good and
                ----------------------------
marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property except (i) with respect to the Mortgaged Properties, the Prior Liens (as defined in the applicable Mortgage or the Intercompany Mortgage), (ii) such defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) such properties that are no longer used or useful in such Group Member's business, and (iv) any Lien as permitted by Section 7.3.

            4.9 Intellectual Property. (a) Except as set forth on Schedule
                ---------------------                             --------
4.9(a), each Group Member owns, is licensed to use or otherwise has the right to
------
use all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that the absence of such property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) as of the Closing Date and the date of each extension of credit, no claim has been asserted or is pending or, to the knowledge of the Borrower, threatened against such Group Member by any Person challenging or questioning the use by such Group Member of any Intellectual Property in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any reason to believe that any such claim would be successful if brought; (c) except as set forth in Schedule 4.9(c),as of the Closing Date and the date of each
                ---------------
extension of credit, no claim has been asserted or is pending or, to the knowledge of the Borrower, threatened against such Group Member by any Person challenging or questioning the validity or effectiveness of any of such Group Member's Intellectual Property in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (d) to the best of Borrower's knowledge, the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.10 Taxes. Except as set forth on Schedule 4.10, each Group Member
                 -----                         -------------
has filed or caused to be filed all Federal and material state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

            4.11 Federal Regulations. No part of the proceeds of any Loans, and
                 -------------------
no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

            4.12 Labor Matters. Except as, in the aggregate, could not
                 -------------
reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

            4.13 ERISA. Except where it could not reasonably be expected to
                 -----
result in a material liability, (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and (ii) each Plan has complied in all respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan (other than a Standard Termination) has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, and after giving effect to any contribution that was made or is to be made after such annual valuation date on the basis of such valuation, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and, to the knowledge of the Borrower, neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an
                 -----------------------------------------
"investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

            4.15 Subsidiaries. Except as disclosed on Schedule 4.15 or as
                 ------------                         -------------
disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15(a) sets forth the name and
                                 ----------------
jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) except as set forth in Schedule 4.15(b) there are no outstanding subscriptions,
                       ----------------
options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, management or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

            4.16 Use of Proceeds. The proceeds of the Facilities borrowed on the
                 ---------------
Closing Date shall be used to repay in full all indebtedness under the Existing Credit Facility.

            4.17 Environmental Matters. Except as set forth in Schedule 4.17 or
                 ---------------------                         -------------
as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained since June 1, 1998, any Hazardous Materials in amounts or concentrations or under circumstances that constitute a violation of, or could reasonably be expected to give rise to liability under, any applicable Environmental Law;

            (b) no Group Member has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

            (c) (i) Hazardous Materials have not been transported or disposed of from the Properties by any Group Member since June 1, 1998 in violation of, or to a location that could give rise to liability under, any applicable Environmental Law and (ii) no Hazardous Materials have been generated, treated, stored or disposed of at, on or under any of the Properties by any Group Member in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

            (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the

      Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

            (e) (i) there has been no release of Hazardous Materials at or from the Properties arising from or related to the operations of any Group Member in connection with the Properties or the Business in violation of or in amounts subject to reporting requirements or in a manner that could reasonably be expected to give rise to liability under any applicable Environmental Laws, and (ii) there are no Hazardous Materials currently being released from the Properties, including, without limitation, from surface water or groundwater, in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

            (f) the Properties and all operations at the Properties are in compliance, and have since June 1, 1998 been in compliance, with all applicable Environmental Laws; and

            (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

            4.18 Accuracy of Information, Etc. No statement or information
                 ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents or the Intercompany Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), taken as a whole, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro
                                                                           ---
forma financial information contained in the materials referenced above are
-----
based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

            4.19 Security Documents. (a) The Master Security Agreement is
                 ------------------
effective to create in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a legal, valid and enforceable (other than with respect to leases, licenses or contracts restricting the assignment thereof) security interest in the Collateral described therein

(including, without limitation, the Intercompany Loan Documents) and proceeds thereof. In the case of the Pledged Securities described in the Master Security Agreement, when stock certificates or other instruments representing such Pledged Securities are delivered to the Administrative Agent, and in the case of the other Collateral described in the Master Security Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form
                                          ----------------
are filed in the offices and jurisdictions specified on Schedule 4.19(a) and
                                                        ----------------
upon execution of control agreements and other documents specified in the Master Security Agreement, the Master Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the Master Security Agreement), in each case prior and superior in right to any other Person (except for the Prior Liens (as defined in the Master Security Agreement and including, without limitation, Liens listed on Schedule 7.3(f)), and in the case of Collateral other than Pledged Securities, Liens permitted by Section 7.3(a), (b) and (e) which have priority by operation of law and Liens permitted by Section 7.3(c), (d),(g) and
(k)).

            (b) The PPCI Security Agreement is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a legal, valid and enforceable (other than with respect to leases, licenses or contracts restricting the assignment thereof) security interest in the Collateral described therein and proceeds thereof. In the case of Collateral described in the PPCI Security Agreement, when financing statements and other filings specified on Schedule A to the opinion of Fraser Milner Casgrain LLP
                     ----------
delivered on the date hereof in appropriate form are filed in the offices and jurisdictions specified on Schedule A to the opinion of Fraser Milner Casgrain
                           ----------
LLP delivered on the date hereof and upon execution of control agreements and other documents specified in the PPCI Security Agreement, the PPCI Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (except for the Prior Liens (as defined in the PPCI Security Agreement and including, without limitation, the Liens listed on Schedule 7.3(f))), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Securities (as defined in the PPCI Security Agreement), Liens permitted by Section 7.3(a), (b) and (e) which have priority by operation of law and Liens permitted by Section 7.3(c), (d), (g) and (k)).

            (c) The Mortgage executed and delivered on the date hereof is (and as to each Mortgagee hereafter executed and delivered will, upon execution and delivery thereof, be) effective to create in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a legal, valid and enforceable Lien on and security interest in the Mortgaged Properties described therein and proceeds thereof, and when the Mortgage is executed and delivered on the date it is filed in the offices and jurisdictions specified on Schedule
                                                                   --------
4.19(c) (or as to each Mortgage hereafter executed and delivered, when such
-------
Mortgage is
filed in the appropriate offices and jurisdictions under local law), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations (as defined in the applicable Mortgage), in each case prior and superior in right to any other Person (except for the Prior Liens (as defined in the applicable Mortgage) and Liens permitted under Sections 7.3(a), (b) and (e) which have priority by operation of law). Schedule 1.1C lists each parcel of real property owned in fee
                   -------------
simple by the Borrower or any of its Wholly Owned Subsidiaries as of the Closing Date or in which the Borrower or any of its Wholly Owned Subsidiaries has a leasehold interest as of the Closing Date which, as of such date, has a value, in the reasonable opinion of the Borrower, in excess of $250,000.

            (d) The American BioScience Pledge Agreement is effective to create in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a legal, valid and enforceable security interest in the Pledged Securities described therein. When stock certificates or other instruments representing such Pledged Securities are delivered to the Administrative Agent, the American BioScience Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of American BioScience in such Pledged Securities as security for the Secured Obligations (as defined in the American BioScience Pledge Agreement), in each case prior and superior in right to any other Person.

            (e) The Intercompany Mortgage is effective to create in favor of WebDrugSource.com a legal, valid and enforceable Lien on and security interest in the Mortgaged Property described therein and proceeds thereof, and when the Intercompany Mortgage is filed in the Erie County Recorder's Office, the Intercompany Mortgage will constitute a fully perfected Lien on and security interest in all right, title and interest of the Borrower in such Mortgaged Property and the proceeds thereof, as security for the Intercompany Note and the other obligations secured thereby, prior and superior in right to any other Person (except Prior Liens (as defined in the Intercompany Mortgage) and the Liens permitted under Sections 7.3(a), (b) and (e) which have priority by operation of law).

            4.20 Solvency. The Borrower and its Subsidiaries are, taken as a
                 --------
whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith, Solvent.

            4.21 Regulation H. Neither the Mortgage nor the Intercompany
                 ------------
Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            4.22 FDA Compliance. The Borrower and each of its Subsidiaries are,
                 --------------
and the products sold by the Borrower and each of its Subsidiaries are, in compliance in all respects with all current applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by the United States Food and Drug Administration (the "FDA") and the Food, Drug and Cosmetic Act, as amended (the "FDCA"), except (a) where in the Borrower's reasonable opinion, the Borrower and its Subsidiaries will not ultimately be found by the FDA or under the FDCA to be out of compliance with such statutes, rules, regulations, guides, policies, orders or directives, (b) where failure to so comply could not reasonably be expected to have a Material Adverse Effect,
(c) with respect to any FDA Form 483-s or warning letters issued by the FDA or pursuant to the FDCA, so long as the Borrower or other Group Member is diligently pursuing corrective action with respect to the same or (d) as disclosed in Schedule 4.22.
             -------------

            4.23 Agreements with American BioScience. Schedule 4.23 contains a
                 -----------------------------------  -------------
true, correct and complete list of every material agreement in existence as of the Closing Date between any Group Member and American BioScience or an affiliate or Subsidiary of American BioScience (collectively, the "ABI Agreements"), copies of which have been provided to the Administrative Agent. Other than as set forth in Schedule 4.23 there are no other material agreements
                           -------------
between any Group Member or American BioScience or an Affiliate or Subsidiary of American BioScience.

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Initial Extension of Credit. The agreement of each
                -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, on or before the Closing Date and prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Credit Agreement; Guarantee Agreements; Security Documents. The
                ----------------------------------------------------------
Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent and the Borrower, (ii) the PPCI Guarantee Agreement, executed and delivered by PPCI and the Administrative Agent and the WebDrugSource.com Guarantee Agreement, executed and delivered by WebDrugSource.com Inc. and the Administrative Agent, (iii) the Master Security Agreement, executed and delivered by the Borrower, WebDrugSource.com and the Administrative Agent and the PPCI Security Agreement, executed and delivered by PPCI and the Administrative Agent, (iv) the American BioScience Pledge Agreement, executed and delivered by American BioScience and the Administrative Agent, (v) the Intercompany Note, executed and delivered by the Borrower, (vi) the Intercompany Mortgage, executed and delivered by the Borrower, (vii) the Assignment of Intercompany

Mortgage, executed and delivered by WebDrugSource.com, (viii) the other Security Documents and (ix) copies of the Notes, if any.

            (b) Pro Forma Balance Sheet; Financial Statements; Compliance
                ---------------------------------------------------------
Certificate; Projections. The Lenders shall have received (i) the Pro Forma
------------------------
Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 1998, 1999 and 2000 fiscal years thereof, (iii) unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum and (iv) satisfactory Projections through the fiscal year ended December 31, 2005. The Lenders shall have received a Compliance Certificate of a Responsible Officer of the Borrower confirming to the satisfaction of the Administrative Agent, and including reasonably detailed support for the calculations included therein, that the Consolidated EBITDA for the period of twelve consecutive months ended September 30, 2001 (adjusted to give effect to the incurrence of the Loans) is at least $30.0 million.

            (c) Approvals. All governmental and third party approvals necessary
                ---------
in connection with the transactions contemplated hereby shall have been obtained and become final and be in full force and effect, in each case without the imposition of burdensome conditions and except to the extent failure to obtain any such third party approvals could not reasonably be expected to have a Material Adverse Effect and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

            (d) Lien Searches. (i) The Administrative Agent shall have received
                -------------
the results of a recent search or UCC, tax and judgment filings in each of the jurisdictions described on Schedule 5.1(d)(i), together with copies of financing
                           ------------------
statements disclosed by such searches, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have the results of intellectual property searches described on
Schedule 5.1(d)(ii), together with copies of Liens disclosed thereby and such
-------------------
search shall reveal no Liens on any of the assets of the Loan Parties encumbered by any Security Document except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

            (e) Fees. The Lenders and the Administrative Agent shall have
                ----
received all fees required to be paid pursuant to that certain fee letter dated December 14, 2001 between the Borrower and the Administrative Agent, and all expenses of the Administrative Agent reimbursable by the Borrower pursuant to
Section 10.5 for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

            (f) Closing Certificate; Certified Certificate of Incorporation;
                -----------------------------------------------------------
Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G-1 or G-2, as applicable, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

            (g) Legal Opinions. The Administrative Agent shall have received the
                --------------
following executed legal opinions:

            (i) the legal opinion of Morrison & Foerster LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit H-1;
                                                                  -----------

            (ii) the legal opinion of Jack C. Silhavy, Vice President and General Counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit H-2;
              -----------

            (iii) the legal opinion of local and foreign counsel in each of Illinois and Canada and such other special and local counsel as may be required by the Administrative Agent, substantially in the form of Exhibit
                                                                         -------
      H-3; and
      ---

            (iv) the legal opinion of Leydig, Voit & Mayer, Ltd., special patent counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative
                ------------------------------------------
Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreements and the American BioScience Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Adminis-trative Agent pursuant to the Security Agreements (including, without limitation, the Intercompany Note and each other intercompany note pledged in the applicable Security Document) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (i) Filings, Registrations and Recordings. Each document (including
                -------------------------------------
any Uniform Commercial Code financing statement) required by the Security Documents or the Intercompany Mortgage or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for its benefit and for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein (or, in the case of real property located in Erie County, New York, the Mortgaged Property described therein), prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

            (j) Mortgages, etc. (i) The Administrative Agent shall have received
                --------------
a Mortgage with respect to each Mortgaged Property (or, in the case of the Mortgaged Property located in Erie County, New York, the Intercompany Mortgage and the Assignment of Intercompany Mortgage), executed and delivered by a duly authorized officer of the appropriate Loan Party, together with such certificates, affidavits, questionnaires, instruments or returns as shall be required in connection with filing or recordation thereof and to grant a perfected Mortgage Lien on such Mortgaged Property.

            (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the Title Insurance Company issuing the policy referred to in clause (iii) below shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

            (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a Mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage (or, in the case of the Mortgaged Property located in Erie County, New York, the Intercompany Mortgage as Collaterally assigned by the Master Security Agreement) insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein;
      (D) name the Administrative Agent for its benefit and for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements (including, without limitation, "tie-in" or "cluster", first loss, last dollar, usury, contiguity, revolving credit (except in the case of the Mortgaged Property located in Erie County, New York), doing business, non-imputation, public road access, survey, variable rate, zoning (provided that with respect to
                                             --------
      zoning, the Borrower may, in lieu of such endorsement, deliver a zoning compliance letter prepared by the appropriate Governmental Authority or a zoning and site requirement summary report prepared by the Planning and Zoning Resource Corporation or other similar service reasonably acceptable to the Administrative Agent) and so-called comprehensive coverage over covenants and restrictions) and affirmative coverage as the Administrative Agent may reasonably request and as may be generally available in the applicable jurisdiction; and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for Mortgage recording tax, and all related expenses, if any, have been paid.

            (iv) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage or the Intercompany Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage or Intercompany Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage or Intercompany Mortgage and (B) confir-mation that the Borrower has received the notice required pursuant to
      Section 208(e)(3) of Regulation H of the Board.

            (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

            (k) Solvency Certificate. The Administrative Agent shall have
                --------------------
received a solvency certificate executed by the Chief Executive Officer or the Chief Financial Officer of the Borrower.

            (l) Insurance. The Administrative Agent shall have received
                ---------
insurance certificates satisfying the requirements of the Security Agreements, the Mortgages and the Intercompany Mortgage.

            (m) Due Diligence Review. The Administrative Agent shall have
                --------------------
completed its due diligence, including but not limited to the receipt of due diligence reports conducted by third parties and shall be satisfied with the results thereof in all respects and no information shall have come to the attention of the Administrative Agent that leads it to conclude that any such report is inaccurate in any material respect.

            (n) No Adverse Change or Development; Conduct of Business. Since
                --------------------------------
September 30, 2001, nothing shall have occurred which could reasonably be likely to have a material adverse effect on the rights and remedies of the Lenders, or on the ability of the Borrower to perform its obligations to the Lenders; and there shall not have been, in the sole judgment of the Required Lenders, any material adverse change, or any development involving (or which may reasonably be expected to involve) as prospective material adverse change, in the business, condition (financial or other), results of operations, operations, property, assets, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole.

            (o) Market and Other Conditions. There shall not have occurred (i)
                ---------------------------
any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other national or international calamity or emergency, or (C) any material change in the financial, banking or capital markets which, in the sole judgment of the Lenders, makes it impracticable or inadvisable to proceed with the consummation of the Loans or would materially affect the ability to sell or syndicate the Facilities.

            (p) Perfection Certificate. The Administrative Agent shall have
                ----------------------
received the Perfection Certificate, substantially in the form of Exhibit E-3,
                                                                  -----------
duly authorized, executed and delivered to the Borrower.

            (q) Use of Proceeds. Simultaneously with the initial extension of
                ---------------
credit on the Closing Date, the Borrower shall repay in full all indebtedness under the Existing Credit Facility.

            5.2 Conditions to Each Extension of Credit. The agreement of each
                --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and
                ------------------------------
warranties made by any Loan Party in or pursuant to the Loan Documents or the Intercompany Loan Documents shall be true and correct on and as of such date as if made on and as of such date, unless such representation and warranty refers to an earlier date.

            (b) No Default. No Default or Event of Default shall have occurred
                ----------
and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder and unless waived pursuant to Section 10.5, the Borrower shall and shall cause each of its Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent and
                --------------------
each Lender:

            (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young,

      LLP or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

            (c) as soon as available, but in any event not later than 35 days after the end of each month of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month, setting forth in each case in comparative form the figures for the previous comparable month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

            All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or financial officer, as the case may be, and disclosed therein).

            6.2 Certificates; Other Information. Furnish to the Administrative
                -------------------------------
Agent (or, in the case of clause (f), to the relevant Lender):

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor nothing came to their attention that caused them to believe that the Borrower failed to comply with the covenants, provisions or conditions of Section 2.9 and Section 7.1, except as specified in such certificate, which certificate may be limited to accounting matters and disclaim legal interpretations;

            (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
      (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate setting forth the computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance by the Borrower with the provisions of Section 2.9 and Section 7.1, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and a list of each Subsidiary of the Borrower including whether such subsidiary was formed or acquired since the end of the previous fiscal quarter;

            (c) at least 15 days prior to commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, promptly when available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) within 50 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year consistent with such discussion and analysis then required by the SEC on Form 10-Q or 10-K;

            (e) promptly after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

            (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

            (g) within 90 days after the completion of a Qualified IPO prior to June 30, 2002, Projections through the fiscal year ended December 31, 2006.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at
                ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member; provided that if any failure to discharge or otherwise satisfy any such obligation or liability results in the incurrence of a Lien against any of the Mortgaged Properties and/or any other Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

            6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew
                ------------------------------------
and keep in full force and effect its organizational existence (after reincorporation in Delaware with respect to the Borrower) and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all property
                ----------------------------------
material to and necessary in connection with its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (c) in the case of the Mortgaged Properties and/or any other Collateral, maintain the insurance policies required pursuant to the provisions of the Security Documents or, in the case of the real property located in Erie County, New York, the Intercompany Mortgage, and otherwise comply with the provisions thereof relating thereto.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep
                ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (all at the expense of such Lender unless an Event of Default has occurred and is continuing, in which case at the expense of the Borrower) at any reasonable time during business hours with reasonable notice and without causing material disruption, but no more than once each six months for all such visits and inspections (unless a Default or an Event of Default has occurred and is continuing), to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (subject to reasonable requests of confidentiality including requirements imposed by law or contract); provided that the Borrower shall have the right to be present at any such meeting with the independent certified public accountants.

            6.7 Notices. Promptly give notice to the Administrative Agent and
                -------
each Lender of the occurrence of any of the following events after the date of this Agreement:

            (a) any Default or Event of Default known to any Responsible
      Officer;

            (b) any (i) default or event of default by any Group Member under any Contractual Obligation of any Group Member known to any Responsible Officer or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member (i) in which it is probable that there will be an adverse determination and, if adversely determined, would reasonably be expected to result in liability to a Group Member in an aggregate amount of $250,000 or more and which is not covered by insurance, (ii) in which injunctive or similar relief is sought which if granted could reasonably be expected to incur a Material Adverse Effect or (iii) which materially impairs the ability of any Group Member to perform its obligations under any Loan Document;

            (d) the following events, as soon as possible and in any event within 30 days after any Responsible Officer of the Borrower knows or has reason to know of any of the following events has resulted or could reasonably be expected to result in a material liability or with respect to which a Lien in favor of the PBGC or a Plan could reasonably be expected to arise: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination (other than a Standard Termination), Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect, in the reasonable opinion of any Responsible Officer.

            Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Comply in all material respects with,
                ------------------
and contractually require and enforce compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to cause all tenants and subtenants obtain and comply in all material respects with and maintain, any and all material licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, response and other corrective actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            (c) (i) At the request of the Administrative Agent, deliver a Phase I Environmental Site Assessment ("Phase I Report"), and if and to the extent recommended in such Phase I Report, a Phase II Report with respect to the real properties of the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent. The Borrower will, and will cause each of its Subsidiaries to, take appropriate steps to initiate and expeditiously complete all investigations, response and other corrective action required by applicable Environmental Law and to eliminate any violation of or any potential liability of any Group Member under applicable Environmental Law identified in such Reports which could reasonably be expected to result in a Material Adverse Effect, and shall keep the Administrative Agent apprised of all such actions. If the Borrower or any Subsidiary fails to take such action, the Administrative Agent may, in addition to any other remedies set forth herein, at the Borrower's sole expense, cause any such actions to be taken, and the Borrower or any Subsidiary shall grant the Administrative Agent and its agents an irrevocable, non-exclusive license, subject to the rights of any tenants, for such purpose.

            (ii) At the written request of the Administrative Agent, which request shall specify in reasonable detail the basis therefor, the Borrower will provide, at the Borrower's sole cost and expense, a Phase I Report and if and to the extent required in any such Phase I Report, a Phase II Report, concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials, and the potential cost of any investigation, response, or other corrective action required under any applicable Environmental Law in connection with any Hazardous Materials on, at, under, or emanating from such Real Property; provided that such requests may be made only if (A) there
      --------
      has occurred and is continuing an Event of Default and the exercise of remedies by the Administrative Agent in connection therewith or (B) the Administrative Agent reasonably believes that the Borrower or any Real Property is in violation of Environmental Law, and such violation is reasonably expected to have a Material Adverse Effect, or circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against the Borrower or any such Real Property that could reasonably be expected to have a Material Adverse Effect. If the Borrower fails to provide the Phase I Report or Phase II Report (if required) within 90 days after such request is made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property, and specifically grants the Administrative Agent an irrevocable, non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at the Borrower's expense. For purposes of this subsection, the term "Environmental Claim" shall mean any action, suit, demand, notice of noncompliance or violation, investigation or proceeding ("Claims") under any applicable Environmental Law, including, without limitation, (a) any Claims by governmental or regulatory authorities for enforcement, clean-up, response, corrective action or damages, including, without limitation, natural resources damages, and (b) any Claims by any third party seeking damages, contribution, indemnification, cost recovery, or injunctive relief arising out of alleged injury or threat of injury to health, safety or the environment, or personal injury or property damage, due to the release or threat of release of Hazardous Materials.

            6.9 Interest Rate Protection. In the case of the Borrower, within 60
                ------------------------
days after the Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide interest rate protection for a period of not less than three years for the full amount of the Tranche A Term Loans, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

            6.10 Additional Collateral, Etc. (a) With respect to any property
                 --------------------------
acquired after the Closing Date by any Loan Party (other than (w) any Excluded Property, (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Sections 7.3(g) and 7.3(k) solely to the extent that and for so long as the documents evidencing such Lien or the Indebtedness secured by such Lien prohibit the grant of a security interest in or Lien on such property and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for its benefit and the benefit of the other Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Security Agreement, or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the its benefit and the benefit of the other Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreements or by law or as may be requested by the Administrative Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties or assets.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien expressly permitted by Sections 7.3(g) and 7.3(k) solely to the extent that and for so long as the documents evidencing such Lien or the Indebtedness secured by such Lien prohibit the grant of a security interest in or Lien on such real property and (y) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage (subject only to prior liens permitted by such Mortgage), in favor of the Administrative Agent, for its benefit and the benefit of the other Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the other Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Wholly-Owned Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Wholly-Owned Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent (A) such amendments to the applicable Security Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member and (B) a joinder agreement to the applicable Guarantee Agreement substantially in the form of Annex A to Exhibit K attached hereto,
                                       -------    ---------
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Agreement (unless such Subsidiary is contractually prohibited from placing a Lien on its assets due to the terms of any Acquired In-
debtedness of such Subsidiary), (B) to take such actions necessary or advisable to grant to the Administrative Agent for its benefit and the benefit of the other Secured Parties a perfected first priority security interest in the Collateral described in the applicable Security Agreement with respect to such new Subsidiary (other than (I) property subject to a Lien expressly permitted under Sections 7.3(g) and 7.3(k) solely to the extent that and for so long as the documents evidencing such Lien or the Indebtedness secured by such Lien prohibit the grant of a security interest in or Lien on such property and (II) any Excluded Property), including the filing of Uniform Commercial Code financing statements, or equivalent statements, in such jurisdictions as may be required by the applicable Security Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit G-2, with
                                                             -----------
appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the applicable Security Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for its benefit and the benefit of the other Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no
                                                            --------
event shall more than 66% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            6.11 Minimum Liquidity. Until the date that the Facilities have been
                 -----------------
paid in full and terminated, the Borrower shall have an aggregate amount of at least $5.0 million in cash and/or Cash Equivalents and/or availability under the Revolving Facility, after taking into account any Licensing Payments or litigation settlement payments made by the Borrower or any of its Subsidiaries.

            6.12 FDA and EPA Matters. Promptly notify the Administrative Agent
                 -------------------
of any material violation,
claim, complaint, charge or receipt of any notice of any violation, claim, complaint or charge of or under (a) the FDCA or any applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by the FDA or (b) any applicable Environmental Law, in either instance which is likely to result in a Material Adverse Effect.

            6.13 Post-Closing Matters. The Borrower will, and will cause each
                 --------------------
Subsidiary to, as expeditiously as possible:

            (a) No earlier than December 20, 2001 nor later than January 4, 2002, the Borrower shall pay $15.0 million in Licensing Payments to American BioScience;

            (b) Use its commercially reasonable efforts to deliver to the Administrative Agent, a Control Agreement, duly authorized, executed and delivered by the parties thereto, with respect to each Deposit Account, Securities Account and Commodities Account maintained by any Loan Party; provided, however, that if such pledgor shall not have entered into a
      --------  -------
      Control Agreement with the applicable account bank and delivered such Control Agreement to the Administrative Agent within thirty (30) days after the Closing Date with respect to any such Deposit Account, Securities Account or Commodities Account, such pledgor shall close such account and transfer the contents of such account to an account for which a Control Agreement exists;

            (c) Use its commercially reasonable efforts to obtain and deliver, with respect to each Leased Property where material equipment and inventory is located, a landlord lien waiver and access agreement, substantially in the form of Exhibit E-4 annexed hereto, with such changes
                                   -----------
      as shall be reasonably acceptable to the Administrative Agent;

            (d) Use its commercially reasonable efforts to obtain and deliver, with respect to each property that the Borrower leases to third parties, a subordination, non-disturbance and attornment agreement, substantially in the form of Exhibit 1 to Exhibit E-2 annexed hereto, with such changes as
                  ---------    -----------
      shall be reasonably acceptable to the Administrative Agent; and

            (e) Use its commercially reasonable efforts to obtain and deliver the survey for the Cook County, Illinois Mortgaged Property.

                          SECTION 7. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder and unless waived pursuant to Section 10.5, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1 Financial Condition Covenants. For purposes of this Section 7.1,
                -----------------------------
Permitted Subordinated Indebtedness will be excluded from the financial ratios.

            (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage
                ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

--------------------------------------------------------------------------------
                                                      Consolidated
            Fiscal Quarter                           Leverage Ratio
--------------------------------------------------------------------------------
           December 31, 2001                           2.75 to 1.0
--------------------------------------------------------------------------------
             March 31, 2002                            2.75 to 1.0
--------------------------------------------------------------------------------
             June 30, 2002                             2.75 to 1.0
--------------------------------------------------------------------------------
           September 30, 2002                          2.75 to 1.0
--------------------------------------------------------------------------------
           December 31, 2002                           2.50 to 1.0
--------------------------------------------------------------------------------
             March 31, 2003                            2.50 to 1.0
--------------------------------------------------------------------------------
             June 30, 2003                             2.25 to 1.0
--------------------------------------------------------------------------------
           September 30, 2003                          2.25 to 1.0
--------------------------------------------------------------------------------
           December 31, 2003
             and thereafter                            2.00 to 1.0
--------------------------------------------------------------------------------

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated
                ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower at any time to be less than 5.0x.

            (c) Consolidated Fixed Charge Coverage Ratio. Permit the
                ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

--------------------------------------------------------------------------------
                                                   Consolidated Fixed
            Fiscal Quarter                        Charge Coverage Ratio
--------------------------------------------------------------------------------
           December 31, 2001                           1.00 to 1.0
--------------------------------------------------------------------------------
             March 31, 2002                            1.00 to 1.0
--------------------------------------------------------------------------------
             June 30, 2002                             1.00 to 1.0
--------------------------------------------------------------------------------
           September 30, 2002                          1.00 to 1.0
--------------------------------------------------------------------------------
           December 31, 2002                           1.00 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Consolidated Fixed
            Fiscal Quarter                        Charge Coverage Ratio
--------------------------------------------------------------------------------
             March 31, 2003                            1.15 to 1.0
--------------------------------------------------------------------------------
             June 30, 2003                             1.15 to 1.0
--------------------------------------------------------------------------------
           September 30, 2003                          1.15 to 1.0
--------------------------------------------------------------------------------
           December 31, 2003                           1.15 to 1.0
--------------------------------------------------------------------------------
             March 31, 2004                            1.30 to 1.0
--------------------------------------------------------------------------------
             June 30, 2004                             1.30 to 1.0
--------------------------------------------------------------------------------
           September 30, 2004                          1.30 to 1.0
--------------------------------------------------------------------------------
           December 31, 2004                           1.30 to 1.0
--------------------------------------------------------------------------------
     March 31, 2005 and thereafter                     1.50 to 1.0
--------------------------------------------------------------------------------

      (d) Consolidated Net Worth. As of the end of each fiscal quarter,
          ----------------------
commencing with the fiscal quarter ended March 31, 2002, the Consolidated Net Worth of the Borrower and its Subsidiaries shall not be less than the Targeted Net Worth of the Borrower and its Subsidiaries. For purposes of this covenant, "Targeted Net Worth" means the sum of (i) Base Net Worth plus (ii) fifty percent (50%) of Consolidated Net Income (but not less than zero) for the fiscal quarter then ended plus (iii) 50% of the Net Cash Proceeds received from the sale of Capital Stock during such fiscal quarter (excluding the Net Cash Proceeds from (a) Disqualified Capital Stock, (b) the Qualified IPO and (c) any Capital Stock issued pursuant to management, employee or director compensation plans in each case received during such fiscal quarter), minus (iv) the amount of any License Payments made by the Borrower during such fiscal quarter that were a direct charge to shareholder's equity. "Base Net Worth" means (i) with respect to the fiscal quarter ending March 31, 2002, 85% of the Borrower's Consolidated Net Worth as of December 31, 2001 after giving effect to the Qualified IPO and (ii) with respect to any other fiscal quarter, Targeted Net Worth for the immediately preceding fiscal quarter, in each case as determined on a consolidated basis in accordance with GAAP.

            7.2 Indebtedness. Create, issue, incur, assume, become liable in
                ------------
respect of or suffer to exist any Indebtedness or Permitted Subordinated Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of the Borrower to any Subsidiary thereof and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, provided that Indebtedness of the Borrower to any Subsidiary
                    --------
      that is not a Loan Party shall only be permitted by this paragraph (b) if it is permitted by Section 7.8(n);

            (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary, provided that
                  --------

      Guarantee Obligations in respect of obligations of any Subsidiary that is not a Loan Party shall only be permitted by this paragraph (c) if it is permitted by Section 7.8(n);

            (d) Indebtedness outstanding on the Closing Date and listed on
      Schedule 7.2(d) and any refinancings, refundings, renewals or extensions
      ---------------
      thereof (without increasing, or shortening the maturity of, the principal amount thereof);

            (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

            (f) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

            (g) Acquired Indebtedness incurred in connection with a Permitted Acquisition in an aggregate amount, not to exceed $20.0 million at any one time outstanding;

            (h) unsecured Indebtedness of the Borrower or any Subsidiary Guarantor that is issued after such time as the Borrower has consummated a Qualified IPO to a seller of an Acquired Business and incurred in connection with a Permitted Acquisition; provided that neither the
                                               --------
      Borrower nor any Subsidiary Guarantor of the Borrower will issue Indebtedness pursuant to this Section 7.2(h) in an aggregate principal amount in excess of $20.0 million for the first year subsequent to a Qualified IPO; $25.0 million for the second year subsequent to a Qualified IPO; and $30.0 million for the third year subsequent to a Qualified IPO and each year thereafter; provided, further that such unsecured
                                --------  -------
      Indebtedness shall meet the requirements of clauses (a), (b) and (c) of the definition of Permitted Subordinated Indebtedness and may pay cash interest as long as no Event of Default has occurred and is continuing;

            (i) other Indebtedness in an aggregate principal amount not to exceed $3.5 million at any time outstanding; and

            (j) Permitted Subordinated Indebtedness in an amount not to exceed $20.0 million at any one time outstanding.

            7.3 Liens. Create, incur, assume or suffer to exist any Lien (other
                -----
than de minimis amounts not in excess of $1,000) upon any of its property,
     -- -------
whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments or other governmental charges (including pursuant to any Environmental Law) not yet due or that are being contested in good faith by appropriate proceedings, provided that
                                                                --------
      (i) adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP and (ii) in the case of any such charge which has or may become a Lien against any of the Mortgaged Properties and/or any other Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings, provided that (i)
                                                          --------
      adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP and (ii) in the case of any such Lien against any of the Mortgaged Properties and/or any other Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

            (c) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts, leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (in each case, other than for borrowed money) incurred in the ordinary course of business for amounts not yet delinquent or, to the extent such amounts are so delinquent, such amounts are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted if (i) adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Subsidiary, as the case may be, in accordance with GAAP and (ii) in the case of any such Lien against any of the Mortgaged Properties and/or any other Collateral, (A) such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions and (B) to the extent such Lien is not imposed by law, such Lien shall in no event encumber any Collateral other than cash;

            (e) easements, rights-of-way, zoning and similar restrictions, building codes, reservations, covenants, conditions, waivers, survey exceptions and other similar encumbrances or title defects (and with respect to any interests in real property held by the Borrower or any of its Subsidiaries, Mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering solely such landlord's or owner's interest in such real property, with or without the consent of the lessee), including those on the title report that, individually or in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries on the property subject thereto;

            (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                         --------------  --------
      Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (i)
                                                              --------
      such Liens shall be created within 90 days of acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

            (h) Liens created pursuant to the Security Documents or the Intercompany Mortgage;

            (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

            (j) leases, subleases or licenses with respect to the assets or properties of the Borrower or any of its Subsidiaries, in each case, entered into in the ordinary course of the Borrower's or such Subsidiary's business so long as such leases, subleases or licenses (i) are subordinate in all respects to the Liens granted and evidenced by the Security Documents (or, with respect to the real property located in Erie County, New York, the Intercompany Mortgage) and, in the case of any lease, sublease or license affecting any Mortgaged Property, such lease, sublease or license shall also be entered into in compliance with the provisions of the applicable Mortgage or the Intercompany Mortgage and (ii) do not, individually or in the aggregate, (A) interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (B) materially impair the use (for its intended purposes) or the value of the assets or property subject thereto; and

            (k) any Lien existing on any Acquired Business prior to the acquisition thereof by the Borrower or any Subsidiary pursuant to a Permitted Acquisition or existing on any property or asset of any Person that becomes a Subsidiary pursuant to a

      Permitted Acquisition after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary other than the Acquired Business and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be.

            7.4 Fundamental Changes. Enter into any merger, consolidation or
                -------------------
amalgamation, or liquidation, winding-up or dissolution (or suffer any liquidation, winding-up or dissolution), or Dispose of all or substantially all of its property or business, except that:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into or liquidated into the Borrower (provided that the Borrower
                                                    --------
      shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the
                            --------
      continuing or surviving corporation);

            (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by
      Section 7.5;

            (c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation;

            (d) provided that no Default or Event of Default shall result
                --------
      therefrom, any Excluded Foreign Subsidiary may be merged with or into any other Subsidiary of the Borrower; provided, however, that the survivor of
                                        --------  -------
      such merger shall become a Loan Party;

            (e) the Borrower may merge with an Affiliate incorporated solely for the purpose of incorporating the Borrower in another jurisdiction to realize tax or other benefits, provided that (i) no Default or Event of
                                     --------
      Default shall have occurred and be continuing or would result therefrom,
      (ii) the surviving entity shall execute and deliver such assumption agreements and other documents and instruments as shall be reasonably requested by the Administrative Agent to cause such entity to become responsible for all the obligations and liabilities of the Borrower under the Loan Documents and Intercompany Loan Documents, (iii) all actions reasonably requested by the Administrative Agent to continue without any adverse impact to the Lenders the perfected Liens on the Mortgaged Properties and/or any other Collateral created by the Security Documents or the Intercompany Mortgage shall have been completed to the satisfaction of the Administrative Agent and (iv) there shall have been delivered to the Administrative Agent such legal opinions and other documents with respect to the forego-
      ing, including board of directors' resolutions, charters and by-laws, as the Administrative Agent shall reasonably request, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent; provided that in connection with the foregoing, the appropriate Loan
      --------
      Parties shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the perfection or perfect, as the case may be, protect and preserve the Liens on the Mortgaged Properties and/or any other Collateral granted to the Administrative Agent pursuant to the Security Documents or the Intercompany Mortgage and otherwise comply with the provisions of Section 6.10 to the extent applicable; and

            (f) subject to Section 7.5(f), the Borrower may liquidate or sell any Subsidiary which in the Borrower's reasonable judgment is not profitable; provided that the Net Cash Proceeds received therefrom shall
                  --------
      be applied as set forth in Section 2.9(b).

            7.5 Disposition of Property. Dispose of any of its property, whether
                -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property or property no longer used or useful in its business in the ordinary course of business;

            (b) the sale of inventory in the ordinary course of business;

            (c) leases of real or personal property in the ordinary course of business; provided that in the case of any lease of Mortgaged Property,
                --------
      such Lease shall be subject to the provisions of the applicable Mortgage or, with respect to the real property in Erie County, NY, the Intercompany Mortgage;

            (d) the sale or issuance of any Capital Stock of any Subsidiary to the Borrower or any wholly-owned Subsidiary Guarantor so long as such Capital Stock shall be made subject to the Lien of the Security Documents and comply therewith;

            (e) the Borrower or any Subsidiary of the Borrower may Dispose of the stock of any Excluded Foreign Subsidiary to any other Loan Party;

            (f) the Disposition of other property having a fair market value not to exceed $5.0 million in the aggregate for any fiscal year of the Borrower; provided that the Net Cash Proceeds of any Asset Sale
                --------
      consummated pursuant to this clause (f) shall be applied as set forth in
      Section 2.9(b); or

            (g) any Excluded Foreign Subsidiary may issue Capital Stock to any other Subsidiary to the extent the related Investment is permitted by
      Section 7.8;

provided that all Dispositions permitted hereunder shall be made for fair market
--------
value and all Dispositions permitted by clause (f) above shall be for at least 85% cash consideration.

            7.6 Restricted Payments. Declare or pay any dividend (other than
                -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary of the Borrower which is not a Subsidiary Guarantor may make Restricted Payments ratably with respect to its Capital Stock, and any Subsidiary Guarantor may make Restricted Payments to the Borrower or any Subsidiary Guarantor; and

            (b) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may purchase or repurchase its Capital Stock or common stock options therefor from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments under this clause (b) after
      --------
      the date hereof shall not exceed $500,000.

            7.7 Capital Expenditures. Make or commit to make any Capital
                --------------------
Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding (a) in respect of any period prior to the completion of a Qualified IPO, $15.0 million in any fiscal year of the Borrower and (b) in respect of any period subsequent to the completion of a Qualified IPO, $25.0 million in the first fiscal year of the Borrower subsequent to a Qualified IPO, $20.0 million for the second fiscal year of the Borrower subsequent to a Qualified IPO and $20.0 million for each fiscal year thereafter.

            7.8 Investments. Make any advance, loan, extension of credit (by way
                -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

            (a) Investments existing on the Effective Date and set forth on
      Schedule 7.8(a);
      ---------------

            (b) extensions of trade credit in the ordinary course of business;

            (c) Investments in Cash Equivalents;

            (d) Indebtedness and Guarantee Obligations permitted by Section 7.2 (excluding, however, loans and advances to, and Guarantee Obligations in respect of obligations of, Subsidiaries that are not Subsidiary Guarantors);

            (e) (i) cash loans and advances to employees of the Borrower or any Subsidiary in an aggregate amount for all Group Members not to exceed $500,000 at any one time outstanding and (ii) non-cash loans and advances to employees of the Borrower or any Subsidiary in connection with the exercise of stock options in an aggregate amount for all Group Members not to exceed $10.0 million at any one time outstanding;

            (f) Permitted Acquisitions;

            (g) Investments in assets (including Capital Stock of acquired Persons and assets constituting a business unit) useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

            (h) intercompany Investments by any of the Borrower or any Subsidiary in the Borrower or any Person that, prior to such investment, is a wholly-owned Subsidiary Guarantor;

            (i) Investments made by the Borrower or a Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Borrower or such Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 7.5(f);

            (j) Investments by the Borrower or any Subsidiary thereof in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or as part of a work-out with such creditors or customers;

            (k) Hedge Agreements permitted under Section 7.2(f);

            (l) payroll, travel, housing and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (m) Investments by the Borrower or any Subsidiary thereof in prepaid expenses, negotiable instruments held for collection or lease, workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business; and

            (n) in addition to Investments otherwise expressly permitted by this Section, (a) cash Investments by the Borrower or any of its Subsidiaries in Persons (including loans and advances to, and Guarantee Obligations in respect of obligations of, Subsidiaries that are not Loan Parties) in an aggregate amount (valued at cost) not to exceed $5.0 million during the term of this Agreement and (b) Investments the consideration for which is paid with the issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower; provided that in each case such Investments are in
                              --------
      Persons that are in the same or similar business as the business of the Borrower.

            7.9 Optional Payments and Modifications of Certain Debt Instruments
                ---------------------------------------------------------------
or License Agreement; Synthetic Purchase Agreements. (a) Make or offer to make,
---------------------------------------------------
or accept, as the case may be, any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness (other than the Loans) of the Borrower and its Subsidiaries; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, (i) any of the terms of the any Indebtedness of the Borrower and its Subsidiaries,
(ii) the License Agreement, (iii) the Intercompany Loan Documents, or (iv) its certificate of incorporation, by-laws or other organizational documents, in each case described in clauses (i), (ii) and (iv) of this clause (b) other than any such amendment, modification, waiver or other change that does not adversely affect any of the Lenders hereunder; or (c) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement. Notwithstanding the foregoing, this Section 7.9 will not prohibit the Borrower from amending its certificate of incorporation or by-laws in order to re-incorporate in Delaware or as necessary to consummate a Qualified IPO.

            7.10 Transactions with Affiliates. Enter into any transaction,
                 ----------------------------
including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement or in existence as of the date hereof as set forth in Schedule 7.10, (b) in the ordinary course of
                                   -------------
business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that
                                                                 --------
in any such transaction (or a series of related transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of (i) $500,000, the Borrower must obtain a board resolution of the board of directors of the Borrower to that effect or (ii) $5.0 million, prior to the closing thereof, the Borrower must deliver a favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Borrower.

            7.11 Sales and Leasebacks. Enter into any arrangement with any
                 --------------------
Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member unless (a) such Asset Sale is permitted under Section 7.5, (b) the proceeds from such Asset Sale are applied in accordance with Section 2.9 and (c) the Indebtedness incurred in connection with such Asset Sale is permitted under
Section 7.2.

            7.12 Changes in Fiscal Periods. Permit the fiscal year of the
                 -------------------------
Borrower to change from its current 52/53 week fiscal year or change the Borrower's method of determining fiscal quarters.

            7.13 Negative Pledge Clauses. Enter into or suffer to exist or
                 -----------------------
become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents and the Intercompany Loan Documents to which it is a party other than (a) this Agreement, the other Loan Documents and the Intercompany Loan Documents; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions contained in leases and licenses or other contracts restricting the assignment thereof and (d) restrictions contained in agreements relating to Acquired Indebtedness permitted pursuant to this Agreement.

            7.14 Clauses Restricting Subsidiary Distributions. Enter into or
                 --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and the Intercompany Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

            7.15 Lines of Business. Enter into any business, either directly or
                 -----------------
through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

            7.16 Limitation on Guarantee Obligations. Create, incur, assume or
                 -----------------------------------
suffer to exist any Guarantee Obligation except for (i) the Guarantees, (ii) any Guarantee Obligation arising from the guarantee by the Borrower or any Subsidiary of obligations of the Borrower or a Subsidiary if the obligation so guaranteed is permitted hereunder and (iii) guarantee obligations under the Code on account of filing income taxes as a member of a consolidated group under the Code with the Borrower and its Subsidiaries.

            7.17 Payments to American BioScience. Neither the Borrower nor any
                 -------------------------------
of its Subsidiaries will make any payments of any kind, including, without limitation, Licensing Payments, milestone payments or service payments to American BioScience or any Affiliate or Subsidiary of American BioScience other than Licensing Payments made in accordance and pursuant to the License Agreement and other payments made in accordance with and pursuant to the License Agreement, the Manufacturing Agreement and the Tax Sharing Agreements as each are in effect on the Closing Date; provided that the Borrower and its
                                   --------
Subsidiaries shall not make the $35.0 million payment required by Section 8.1(c) of the License Agreement (such payment the "ABI 35 Payment") unless the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent that it has the necessary funds to make the ABI 35 Payment on the ABI 35 Payment Date or if the Borrower does not have the funds it shall have demonstrated to the reasonable satisfaction of the Administrative Agent that the License Agreement has been terminated, waived or amended such that the ABI 35 Payment is no longer due on the ABI 35 Payment Date.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due and payable in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document or any Intercompany Loan Document, within five Business Days after any such interest or other amount becomes due and payable in accordance with the terms hereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any Intercompany Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or Intercompany Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a), Section 6.7(a) or Section 7 (other than 7.3 or 7.13) of this Agreement or (ii) an "Event of Default" under and as defined in any Mortgage or Intercompany Mortgage shall have occurred and be continuing; or

            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document or any Intercompany Loan Document (other than as provided in paragraphs
      (a) through (c) of this Section), and such default shall continue unremedied for the earlier of (i) a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders or (ii) a period of 30 days from the date the Borrower had actual knowledge of such default; or

            (e) any Group Member (other than an Immaterial Subsidiary) shall (i) default in making any payment of any principal of any Indebtedness on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become payable; provided that a default, event
                                                --------
      or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1.0 million; or

            (f) (i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrange-ment, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) for which an exemption is not available involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member (other than an Immaterial Subsidiary) or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate (other than a Standard Termination), any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a Standard Termination), (v) any Group Member (other than an Immaterial Subsidiary) or any Commonly Controlled Entity shall, or is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against any Group Member (other than an Immaterial Subsidiary) involving in the aggregate a liability (not paid or fully covered by insurance) of $5.0 million or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or

            (i) any of the Security Documents or the Intercompany Loan Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents or the Intercompany Mortgage, as Collaterally assigned to the Administrative Agent pursuant to the Assignment of Intercompany Mortgage, shall cease to give the Administrative Agent for the benefit of the Secured Parties the rights, powers and privileges purported to be created thereby or cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) the Guarantee Agreements shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) the Themba Trust or Patrick Soon-Shiong or one or more other entities controlled by the Themba Trust or Patrick Soon-Shiong collectively shall cease to own or hold voting power with respect to voting (as to election of directors) representing not less than 51% of the outstanding Capital Stock of the Borrower prior to an initial public offering or 40% after an initial public offering of the Borrower; or

            (l) any failure by the Borrower or any other Group Member (other than an Immaterial Subsidiary) to be in substantial compliance with the FDCA and all current applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by the FDA, only to the extent that such failure would reasonably be anticipated to (i) have a materially adverse effect or impact on the Borrower's sales or (ii) account for a ten percent (10%) or greater decrease in the Borrower's total sales from the preceding fiscal year; provided that the issuance of
                                                  --------
      a 483 letter or any warning letter by the FDA or pursuant to the FDCA shall not constitute an Event of Default if the Borrower or such Group Member is diligently taking corrective action with respect to such warning letter;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following ac-tions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full (other than contingent and unliquidated indemnification obligations not due or payable), the balance, if any, in such cash Collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                              SECTION 9. THE AGENTS

            9.1 Appointment. Each Lender hereby irrevocably designates and
                -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any
                --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither any Agent nor any of their
                ----------------------
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall
                --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully pro-tected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed
                -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice or otherwise acquires actual knowledge of a Default or an Event of Default, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have
          --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly
                ----------------------------------------
acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each Agent in
                ---------------
its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall
                                                  --------
be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Agent in Its Individual Capacity. Each Agent and its affiliates
                --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may
                ------------------------------
resign as Administrative Agent upon ten days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as

Administrative Agent by the date that is ten days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Documentation Agent and Syndication Agent. Neither the
                 -----------------------------------------
Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan
                 ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver
                                       --------  -------
and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Tranche A Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or the Intercompany Loan Documents, release all or substantially all of the Mortgaged Properties and/or any other Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Master Security Agreement, in each case without the written consent of all Lenders;
(iv) amend, modify or waive any provision of Section 2.15 without the written consent of the Lenders adversely affected thereby; (v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (vi) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche A Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

            10.2 Notices. All notices, requests and demands to or upon the
                 -------
respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when receipt is confirmed, or overnight courier, on the day after delivery by the courier service, or hand delivery on the day of delivery, addressed (a) in the case of the Borrower and the Administrative Agent, as follows, (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

        Borrower:                American Pharmaceutical Partners, Inc.
                                 10866 Wilshire Boulevard, Suite 1270
                                 Los Angeles, California 90024
                                 Attention: Derek Brown
                                 Telecopy: (310) 470-7472
                                 Telephone: (310) 470-4222

                                 with a copy to:

                                 American Pharmaceutical Partners, Inc.
                                 1101 Perimeter Drive
                                 Suite 300
                                 Schaumburg, Illinois 60173-5837
                                 Attention: Jack C. Silhavy, Esq.
                                 Telecopy: (847) 413-2670
                                 Telephone: (847) 330-1373

                                 and

                                 Morrison & Foerster LLP
                                 400 Capitol Mall, 23rd Floor
                                 Sacramento, California 95814
                                 Attention: Charles S. Farman, Esq.
                                 Telecopy: (916) 448-3200
                                 Telephone: (916) 325-1309

        Administrative Agent:    Canadian Imperial Bank of Commerce
                                 c/o
                                 CIBC World Markets
                                 425 Lexington Avenue, 8th Floor
                                 New York, New York 10017
                                 Attention: Jo Manger
                                 Telecopy: (212) 885-4853
                                 Telephone: (212) 856-3818
                                with a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York 10005
                                Attention: Helene R. Banks, Esq.
                                Telecopy: (212) 269-5420
                                Telephone: (212) 701-3000

        Issuing Lender:         As notified by such Issuing Lender to the Admin-
                                istrative Agent and the Borrower

provided that any notice, request or demand to or upon the Administrative Agent,
--------
any Issuing Lender or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no
                 ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations
                 ------------------------------------------
and warranties made hereunder, in the other Loan Documents, the Intercompany Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay
                 -----------------------------
or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents, the Intercompany Loan Documents and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and the other Loan Documents, the Intercompany Loan Documents and any other documents prepared in connection therewith and the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Intercompany Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel (including the reasonable allocated fees and expenses of in-house counsel) to each Lender and counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, the Intercompany Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Intercompany Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall
                                              --------
have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this
Section 10.5 shall be payable not later than ten Business Days after written demand therefor. Statements payable by the Borrower pursuant to this Section
10.5 shall be submitted to a Responsible Officer, at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a)
                 ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto and, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have
        --------
complied with the requirements of said Section; and provided, further, that no
                                                    --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Lender Affiliate or, with the consent of the Borrower (but only so long as no Event of Default shall have occurred and be continuing) and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to any other Eligible Assignee (an "As-
signee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed
                                          --------
by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5.0 million, in each case except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

            (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of

$3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

            (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law; provided
                                                                      --------
that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee of such Lender as a party hereto.

            (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

            (h) The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however,
                                                              --------  -------
that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

            10.7 Adjustments; Set-off. (a) Except to the extent that this
                 --------------------
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such Collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral ratably with each of the Lenders; provided, however, that if
                                                     --------  -------
all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

            10.8 Counterparts. This Agreement may be executed by one or more of
                 ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents
                  -----------
represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                  -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 Submission to Jurisdiction; Waivers. The Borrower hereby
                  -----------------------------------
irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            10.13 Acknowledgments. The Borrower hereby acknowledges that:
                  ---------------

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything
                  --------------------------------
to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Bor-rower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section
10.1 or (ii) under the circumstances described in paragraph (b) below.

            (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements and contingent and unliquidated indemnification obligations not due or payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, or, if outstanding, the Letters of Credit have been backed by cash Collateral or a letter of credit from a bank, the Collateral shall be released from the Liens created by the Loan Documents, and the Loan Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

            10.15 Confidentiality. Each of the Administrative Agent and each
                  ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
                 --------
Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, having been bound by this Section 10.15, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty) which are notified of the confidentiality obligation hereunder, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates which are notified of the confidentiality obligation hereunder, (d) upon the demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed except by a person with a confidentiality obligation hereunder, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender which are notified of the confidentiality obligation hereunder, or
(i) in connection with the exercise of any remedy hereunder or under any other Loan Document, if and to the extent necessary to exercise such remedy.

            10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT
                  ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PRO-

CEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                      AMERICAN PHARMACEUTICAL
                                         PARTNERS, INC., as the Borrower

                                      By: /s/ Derek Brown
                                          ----------------------------
                                          Derek Brown
                                          Chief Operating Officer, Operations,
                                          Finance and Administration; Chief
                                          Financial Officer and Secretary


                                      CANADIAN IMPERIAL BANK OF
                                         COMMERCE, as Administrative Agent

                                      By: /s/ Terence Moore
                                          ------------------
                                          Terence Moore
                                          Executive Director

                                      CANADIAN IMPERIAL BANK OF
                                         COMMERCE, as Lender

                                      By: /s/ Terence Moore
                                          -----------------------
                                               Terence Moore
                                               Executive Director


                                      BANK OF AMERICA, N.A., as Co-Syndication
                                         Agent and as a Lender

                                      By: /s/ Craig Murless
                                          -------------------
                                          Craig Murless
                                          Vice President


                                      UBS AG, STAMFORD BRANCH, as a Lender

                                      By: /s/ Patricia O'Kicki
                                          --------------------------
                                          Patricia O'Kicki
                                          Director , Banking Products Services

                                      By: /s/ Wilfred V. Saint
                                          ----------------------------
                                          Wilfred V. Saint
                                          Associate Director, Banking Products
                                          Services, US

                                      UBS WARBURG LLC, as Co-Syndication Agent


                                      By: /s/ Christopher R. Ryan
                                          -------------------------------
                                             Christopher R. Ryan
                                             Managing Director


                                      By: /s/ Oliver O. Trumbo II
                                          -------------------------------
                                             Oliver O. Trumbo II
                                             Director